Exhibit 3.1

RBC Bearings Incorporated

Certificate of Designations

5.00% Series A Mandatory Convertible Preferred Stock

September 24, 2021

Table of Contents

Page

Section 1.	Definitions	1
Section 2.	Rules of Construction	14
Section 3.	The Mandatory Convertible Preferred Stock	15
(a)	Designation; Par Value	15
(b)	Number of Authorized Shares	15
(c)	Form, Dating and Denominations	15
(d)	Execution, Countersignature and Delivery	16
(e)	Method of Payment; Delay When Payment Date is Not a Business Day	16
(f)	Transfer Agent, Registrar, Paying Agent and Conversion Agent	17
(g)	Legends	18
(h)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	18
(i)	Exchange and Cancellation of Mandatory Convertible Preferred Stock to Be Redeemed or Converted	23
(j)	Status of Retired Shares	24
(k)	Replacement Certificates	24
(l)	Registered Holders; Certain Rights with Respect to Global Certificates	25
(m)	Cancellation	25
(n)	Shares Held by the Company or its Affiliates	25
(o)	Outstanding Shares	25
(p)	Repurchases by the Company and its Subsidiaries	26
(q)	Notations and Exchanges	26
(r)	CUSIP and ISIN Numbers	26
Section 4.	Ranking	27
Section 5.	Dividends	27
(a)	Generally	27
(b)	Method of Payment	27
(c)	Treatment of Dividends Upon Redemption or Conversion	29
(d)	Priority of Dividends; Limitation on Junior Payments; No Participation Rights	30
Section 6.	Rights Upon Liquidation, Dissolution or Winding Up	32
(a)	Generally	32
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	32
Section 7.	Optional Redemption Upon an Acquisition Non-Occurrence Event	33
(a)	Generally	33
(b)	Redemption Price	33
(c)	Acquisition Non-Occurrence Redemption Date	35
(d)	Redemption Notice	35
Section 8.	Voting Rights	36
(a)	Right to Designate Two Preferred Stock Directors Upon a Dividend Non-Payment Event	36
(b)	Voting and Consent Rights with Respect to Specified Matters	38
(c)	Procedures for Voting and Consents	40
Section 9.	Conversion	41

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(a)	Generally	41
(b)	Conversion Procedures	41
(c)	Settlement Upon Conversion	42
(d)	Mandatory Conversion	43
(e)	Early Conversion at the Option of the Holders	44
(f)	Boundary Conversion Rate Adjustments	48
(g)	Voluntary Conversion Rate Increases	58
(h)	Effect of Common Stock Change Event	59
Section 10.	Certain Provisions Relating to the Issuance of Common Stock	60
(a)	Equitable Adjustments to Prices	60
(b)	Reservation of Shares of Common Stock	61
(c)	Status of Shares of Common Stock	61
(d)	Taxes Upon Issuance of Common Stock	61
Section 11.	No Preemptive Rights	61
Section 12.	Calculations	62
(a)	Responsibility; Schedule of Calculations	62
(b)	Calculations Aggregated for Each Holder	62
Section 13.	No Sinking Fund Obligations	62
Section 14.	Notices	62
Section 15.	Legally Available Funds	62
Section 16.	No Other Rights	63

Exhibits
Exhibit A: Form of Preferred Stock Certificate		A-1
Exhibit B: Form of Global Certificate Legend		B-1

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Certificate of Designations

5.00% Series A Mandatory Convertible Preferred Stock

On September 21, 2021, the Board of Directors of RBC Bearings Incorporated, a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 4,600,000 authorized shares of a series of stock of the Company titled the “5.00% Series A Mandatory Convertible Preferred Stock”:

RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of stock of the Company titled the “5.00% Series A Mandatory Convertible Preferred Stock,” and having a par value of $0.01 per share and an initial number of authorized shares equal to 4,600,000, is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, preferences, voting powers and other provisions set forth below:

Section 1.                Definitions.

“Acquisition” means the acquisition, by the Company, of the Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd pursuant to the Acquisition Agreement.

“Acquisition Agreement” means that certain Stock and Asset Purchase Agreement, dated as of July 24, 2021, between the Company and ABB Asea Brown Boveri Ltd.

An “Acquisition Non-Occurrence Event” will be deemed to occur on the first date when either (a) the Acquisition Agreement is terminated in accordance with its terms; or (b) the Board of Directors determines, in its reasonable judgment, that the closing of the Acquisition will not occur; provided, however, that if neither of the events set forth in clause (a) or (b) has occurred by the Close of Business on January 26, 2022, but the Acquisition has not closed as of such time, then an Acquisition Non-Occurrence Event will be deemed to occur on January 26, 2022.

“Acquisition Non-Occurrence Redemption Date” means the date fixed, pursuant to Section 7(c), for the settlement of the repurchase of the Mandatory Convertible Preferred Stock by the Company pursuant to a Redemption.

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the Initial Issue Date.

“Applicable Conversion Rate” has the following meaning with respect to the conversion of any share of Mandatory Convertible Preferred Stock:

(a)       if such conversion is a Mandatory Conversion, the Applicable Conversion Rate determined pursuant to Section 9(d)(ii);

(b)       if such conversion is a Make-Whole Fundamental Change Conversion, the Applicable Conversion Rate determined pursuant to Section 9(e)(iii)(2); and

(c)       if such conversion is an Early Conversion that is not a Make-Whole Fundamental Change Conversion, the Applicable Conversion Rate determined pursuant to Section 9(e)(iii)(1).

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Boundary Conversion Prices” mean the Minimum Conversion Price and the Maximum Conversion Price.

“Boundary Conversion Rates” mean the Minimum Conversion Rate and the Maximum Conversion Rate.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Company’s amended and restated bylaws, as the same may be further amended, supplemented or restated.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate of Designations” means this Certificate of Designations, as amended or supplemented from time to time.

“Certificate of Incorporation” means the Company’s amended and restated Certificate of Incorporation, as the same may be further amended, supplemented or restated.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, $0.01 par value per share, of the Company, subject to Section 9(h).

“Common Stock Change Event” has the meaning set forth in Section 9(h)(i).

“Company” means RBC Bearings Incorporated, a Delaware corporation.

“Conversion Agent” has the meaning set forth in Section 3(f)(i).

“Conversion Consideration” means, with respect to the conversion of any Mandatory Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 9.

“Conversion Date” has the following meaning with respect to the conversion of any share of Mandatory Convertible Preferred Stock: (a) if such conversion is a Mandatory Conversion, the Mandatory Conversion Date; and (b) in all other cases, the Early Conversion Date for such conversion.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ROLL <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm the Company selects, which may include any of the Underwriters). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Depositary” means The Depository Trust Company or its successor, or any successor depositary for the applicable shares of Mandatory Convertible Preferred Stock.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a Global Certificate representing any Mandatory Convertible Preferred Stock, or any beneficial interest in such certificate, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Director Qualification Requirement” has the meaning set forth in Section 8(a)(i).

“Dividend Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Mandatory Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock. For the avoidance of doubt, Dividend Junior Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Make-Whole Stock Price” has the following meaning with respect to the conversion of any share of Mandatory Convertible Preferred Stock: (a) if such conversion is a Mandatory Conversion, ninety seven percent (97%) of the Mandatory Conversion Stock Price; (b) if such conversion is a Make-Whole Fundamental Change Conversion, ninety seven percent (97%) of the Make-Whole Fundamental Change Stock Price for the relevant Make-Whole Fundamental Change; and (c) if such conversion is an Early Conversion that is not a Make-Whole Fundamental Change Conversion, the average of the Daily VWAPs per share of Common Stock for each of the five (5) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the Conversion Date for such conversion.

A “Dividend Non-Payment Event” will be deemed to occur when accumulated dividends on the outstanding Mandatory Convertible Preferred Stock have not been declared and paid in an aggregate amount corresponding to six (6) or more Dividend Periods, whether or not consecutive. A Dividend Non-Payment Event that has occurred will be deemed to continue until such time when all accumulated and unpaid dividends on the outstanding Mandatory Convertible Preferred Stock have been paid in full, at which time such Dividend Non-Payment Event will be deemed to be cured and cease to be continuing. For purposes of this definition, a dividend on the Mandatory Convertible Preferred Stock will be deemed to have been paid if such dividend is declared and consideration in kind and amount that is sufficient, in accordance with this Certificate of Designations, to pay such dividend is set aside for the benefit of the Holders entitled thereto.

“Dividend Parity Stock” means any class or series of the Company’s stock (other than the Mandatory Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Mandatory Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Parity Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Payment Date” means, with respect to any share of Mandatory Convertible Preferred Stock, each January 15, April 15, July 15 and October 15 of each year, beginning on January 15, 2022 (or beginning on such other date specified in the certificate representing such share) and ending on, and including, October 15, 2024.

“Dividend Period” means each period from, and including, a Dividend Payment Date (or, in the case of the first Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Dividend Payment Date.

“Dividend Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Senior Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Stock Price” means, with respect to any declared dividend on the Mandatory Convertible Preferred Stock, ninety seven percent (97%) of the average of the Daily VWAPs per share of Common Stock for each VWAP Trading Day during the related Dividend Stock Price Observation Period.

“Dividend Stock Price Observation Period” means, with respect to any declared dividend on the Mandatory Convertible Preferred Stock, the five (5) consecutive VWAP Trading Days beginning on, and including, the sixth (6th) Scheduled Trading Day immediately before the Dividend Payment Date for such dividend.

“Early Conversion” means the conversion of any Mandatory Convertible Preferred Stock other than a Mandatory Conversion.

“Early Conversion Date” means, with respect to the Early Conversion (including a Make-Whole Fundamental Change Conversion) of any Mandatory Convertible Preferred Stock, the first Business Day on which the requirements of Section 9(b)(ii) for such conversion are satisfied.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in Section 9(f)(i)(5).

“Expiration Time” has the meaning set forth in Section 9(f)(i)(5).

“Floor Price” means, as of any time, an amount (rounded to the nearest cent) equal to thirty five percent (35%) of the Minimum Conversion Price in effect at such time. Each reference in this Certificate of Designations or the Mandatory Convertible Preferred Stock to the Floor Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Floor Price immediately before the Close of Business on such date.

“Future Dividend Present Value Amount” means, with respect to the Make-Whole Fundamental Change Conversion of any share of Mandatory Convertible Preferred Stock, an amount equal to the present value, as of the effective date of the related Make-Whole Fundamental Change, of all regularly scheduled dividend payments on such share on each Dividend Payment Date occurring after such effective date and on or before October 15, 2024, such present value to be computed using a discount rate equal to the Stated Dividend Rate per annum; provided, however, that, for purposes of this definition, the amount of dividends payable on the Dividend Payment Date immediately after such effective date will be deemed to be the following amount: (a) if such effective date is after a Regular Record Date and on or before the next Dividend Payment Date, and, as of the Close of Business on such effective date, the Company has declared part or all of the dividend scheduled to be paid on the Mandatory Convertible Preferred Stock on such Dividend Payment Date, the excess, if any, of (x) the full amount of such dividend scheduled to be paid on such share on such Dividend Payment Date (assuming the same were declared in full) over (y) the amount of such dividend actually so declared on such share (and, for the avoidance of doubt, the Holder of such share as of the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion, to receive such declared dividend on or, at the Company’s election, before such Dividend Payment Date, as provided in Section 5(a)(i) or Section 5(c), as applicable); and (b) in all other cases, the full amount of dividends scheduled to be paid on such share on the Dividend Payment Date immediately after such effective date, less an amount equal to dividends on such share that have accumulated from, and including, the Dividend Payment Date immediately before such effective date to, but excluding, such effective date.

“Global Certificate” means any certificate representing any share(s) of Mandatory Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and countersigned by the Transfer Agent, and deposited with the Transfer Agent, as custodian for the Depositary.

“Global Certificate Legend” means a legend substantially in the form set forth in Exhibit B.

“Holder” means a person in whose name any Mandatory Convertible Preferred Stock is registered on the Registrar’s books.

“Initial Issue Date” means September 24, 2021.

“Junior Stock” means any Dividend Junior Stock or Liquidation Junior Stock.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects, which may include any of the Underwriters.

“Liquidation Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Mandatory Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock. For the avoidance of doubt, Liquidation Junior Stock will not include any securities of the Company’s Subsidiaries.

“Liquidation Parity Stock” means any class or series of the Company’s stock (other than the Mandatory Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Mandatory Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Parity Stock will not include any securities of the Company’s Subsidiaries.

“Liquidation Preference” means, with respect to the Mandatory Convertible Preferred Stock, an amount equal to one hundred dollars ($100) per share of Mandatory Convertible Preferred Stock.

“Liquidation Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Senior Stock will not include any securities of the Company’s Subsidiaries.

“Make-Whole Fundamental Change” means any of the following events:

(a)       a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its Wholly Owned Subsidiaries or the Company’s or its Wholly Owned Subsidiaries’ respective employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(b)       the consummation of: (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than one of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than solely as a result of a subdivision or combination of the Common Stock); or

(c)       the Common Stock ceases to be listed on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event or series of transactions or events described in clause (a) or (b) above will not constitute a Make-Whole Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event or series of transactions or events, as applicable, consists of shares of common stock listed on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event or series of transactions or events, as applicable, and such transaction or event or series of transactions or events, as applicable, constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Make-Whole Fundamental Change Conversion” has the meaning set forth in Section 9(e)(iii)(2).

“Make-Whole Fundamental Change Conversion Period” means, with respect to a Make-Whole Fundamental Change, the period from, and including, the effective date of such Make-Whole Fundamental Change to, and including, the 20th calendar day after such effective date (or, if such calendar day is not a Business Day, the next Business Day); provided, however, that the last day of such Make-Whole Fundamental Change Conversion Period is subject to extension pursuant to the penultimate sentence of Section 9(e)(iv)(3).

“Make-Whole Fundamental Change Conversion Rate” has the meaning set forth in Section 9(e)(iv)(1)(A).

“Make-Whole Fundamental Change Notice” has the meaning set forth in Section 9(e)(iv)(3).

“Make-Whole Fundamental Change Stock Price” has the following meaning for any Make-Whole Fundamental Change: (a) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (b) of the definition of such term, then the Make-Whole Fundamental Change Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (b) in all other cases, the Make-Whole Fundamental Change Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the effective date of such Make-Whole Fundamental Change.

“Mandatory Conversion” has the meaning set forth in Section 9(d)(i).

“Mandatory Conversion Date” means the last VWAP Trading Day of the Mandatory Conversion Observation Period.

“Mandatory Conversion Observation Period” means the twenty (20) consecutive VWAP Trading Days beginning on, and including, the twenty first (21st) Scheduled Trading Day immediately before October 15, 2024.

“Mandatory Conversion Rate” has the following meaning with respect to any Mandatory Conversion:

(a)       if the Mandatory Conversion Stock Price is equal to or greater than the Maximum Conversion Price as of the Mandatory Conversion Date, then the Mandatory Conversion Rate is the Minimum Conversion Rate as of the Mandatory Conversion Date;

(b)       if the Mandatory Conversion Stock Price is less than the Maximum Conversion Price as of the Mandatory Conversion Date, but greater than the Minimum Conversion Price as of the Mandatory Conversion Date, then the Mandatory Conversion Rate is an amount (rounded to the nearest fourth (4th) decimal place) equal to (x) the liquidation preference per share of Mandatory Convertible Preferred Stock, divided by (y) the Mandatory Conversion Stock Price; and

(c)       if the Mandatory Conversion Stock Price is equal to or less than the Minimum Conversion Price as of the Mandatory Conversion Date, then the Mandatory Conversion Rate is the Maximum Conversion Rate as of the Mandatory Conversion Date.

“Mandatory Conversion Stock Price” means the average of the Daily VWAPs per share of Common Stock for each VWAP Trading Day in the Mandatory Conversion Observation Period.

“Mandatory Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maximum Conversion Price” means, as of any time, an amount (rounded to the nearest cent) equal to (a) the Liquidation Preference per share of Mandatory Convertible Preferred Stock, divided by (b) the Minimum Conversion Rate in effect at such time. Each reference in this Certificate of Designations or the Mandatory Convertible Preferred Stock to the Maximum Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Maximum Conversion Price immediately before the Close of Business on such date.

“Maximum Conversion Rate” initially means 0.5405 shares of Common Stock per share of Mandatory Convertible Preferred Stock; provided, however, that the Maximum Conversion Rate is subject to adjustment pursuant to Sections 9(f) and 9(g). Each reference in this Certificate of Designations or the Mandatory Convertible Preferred Stock to the Maximum Conversion Rate as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Maximum Conversion Rate immediately before the Close of Business on such date.

“Minimum Conversion Price” means, as of any time, an amount (rounded to the nearest cent) equal to (a) the Liquidation Preference per share of Mandatory Convertible Preferred Stock, divided by (b) the Maximum Conversion Rate in effect at such time. Each reference in this Certificate of Designations or the Mandatory Convertible Preferred Stock to the Minimum Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Minimum Conversion Price immediately before the Close of Business on such date.

“Minimum Conversion Rate” initially means 0.4413 shares of Common Stock per share of Mandatory Convertible Preferred Stock; provided, however, that the Minimum Conversion Rate is subject to adjustment pursuant to Sections 9(f) and 9(g). Each reference in this Certificate of Designations or the Mandatory Convertible Preferred Stock to the Minimum Conversion Rate as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Minimum Conversion Rate immediately before the Close of Business on such date.

“Number of Incremental Diluted Shares” means the increase in the number of diluted shares of the applicable class or series of Junior Stock (determined in accordance with generally accepted accounting principles in the United States, as the same is in effect on the Initial Issue Date, and assuming net income is positive) that would result from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to such class or series of Junior Stock).

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Paying Agent” has the meaning set forth in Section 3(f)(i).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than a Global Certificate) representing any share(s) of Mandatory Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Preferred Stock Director” has the meaning set forth in Section 8(a)(i).

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the holders of Common Stock that are entitled to such dividend, distribution or issuance.

“Redemption” means the repurchase of any Mandatory Convertible Preferred Stock by the Company pursuant to Section 7.

“Redemption Average VWAP” means the average of the Daily VWAPs per share of Common Stock for each VWAP Trading Day during the Redemption Observation Period.

“Redemption Dividend Value Dollar Amount” means, with respect to any share of Mandatory Convertible Preferred Stock that is called for Redemption, the sum of the Unpaid Accumulated Dividend Amount and the Future Dividend Present Value Amount that would apply to such share assuming that (a) a Make-Whole Fundamental Change occurs whose effective date is the Redemption Notice Date for such Redemption; and (b) such share is converted with a Conversion Date occurring during the related Make-Whole Fundamental Change Conversion Period.

“Redemption Notice” has the meaning set forth in Section 7(d).

“Redemption Notice Date” means, with respect to a Redemption of the Mandatory Convertible Preferred Stock, the date on which the Company sends the related Redemption Notice pursuant to Section 7(d).

“Redemption Observation Period” means, with respect to a Redemption of the Mandatory Convertible Preferred Stock, the twenty (20) consecutive VWAP Trading Days beginning on, and including, the second (2nd) VWAP Trading Day immediately after the Redemption Notice Date for such Redemption.

“Redemption Option Value Share Amount” means, with respect to any share of Mandatory Convertible Preferred Stock that is called for Redemption, the Make-Whole Fundamental Change Conversion Rate that would apply to such share assuming that (a) a Make-Whole Fundamental Change occurs whose effective date is the Redemption Notice Date for such Redemption and whose Make-Whole Fundamental Change Stock Price is equal to the Redemption Stock Price for such Redemption; and (b) such share is converted with a Conversion Date that occurs on the Scheduled Trading Day before the related Acquisition Non-Occurrence Redemption Date and is deemed to be during the related Make-Whole Fundamental Change Conversion Period.

“Redemption Price” means the consideration payable by the Company to repurchase any Mandatory Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 7(b).

“Redemption Stock Price” means, with respect to a Redemption of the Mandatory Convertible Preferred Stock, the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the related Redemption Notice Date.

“Reference Property” has the meaning set forth in Section 9(h)(i).

“Reference Property Unit” has the meaning set forth in Section 9(h)(i).

“Register” has the meaning set forth in Section 3(f)(ii).

“Registrar” has the meaning set forth in Section 3(f)(i).

“Regular Record Date” has the following meaning: (a) January 1, in the case of a Dividend Payment Date occurring on January 15; (b) April 1, in the case of a Dividend Payment Date occurring on April 15; (c) July 1, in the case of a Dividend Payment Date occurring on July 15; and (d) October 1, in the case of a Dividend Payment Date occurring on October 15.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Share Agent” means the Transfer Agent or any Registrar, Paying Agent or Conversion Agent.

“Spin-Off” has the meaning set forth in Section 9(f)(i)(3)(B).

“Spin-Off Valuation Period” has the meaning set forth in Section 9(f)(i)(3)(B).

“Stated Dividend Rate” means five percent (5.00%) per annum.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 9(h)(iii).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 9(f)(i)(5).

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means Computershare Trust Company, N.A. or its successor as provided in Section 3(f)(iii).

“Underwriters” means Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Truist Securities, Inc., Citizens Capital Markets, Inc., Fifth Third Securities, Inc., KeyBanc Capital Markets Inc., Regions Securities LLC, Morgan Stanley & Co. LLC, Academy Securities, Inc. and William Blair & Company, L.L.C.

“Unpaid Accumulated Dividend Amount” has the following meaning with respect to the conversion of any share of Mandatory Convertible Preferred Stock:

(a)       if such conversion is a Mandatory Conversion, the aggregate accumulated dividends, if any, on such share that have not been declared, at or before the Close of Business on October 1, 2024, in respect of all Dividend Periods ending on or before October 15, 2024;

(b)       if such conversion is a Make-Whole Fundamental Change Conversion, the sum (without duplication) of (1) the aggregate accumulated dividends, if any, on such share that have not been declared, at or before the Close of Business on the effective date of the related Make-Whole Fundamental Change, in respect of all Dividend Periods ending on a Dividend Payment Date that is before such effective date; and (2) the amount of accumulated and unpaid dividends, if any, on such share for the period from, and including, the Dividend Payment Date immediately before such effective date to, but excluding, such effective date; provided, however, that if such effective date is after a Regular Record Date and on or before the next Dividend Payment Date, and, as of the Close of Business on such effective date, the Company has declared the dividend due on the Mandatory Convertible Preferred Stock on such Dividend Payment Date, then the Unpaid Accumulated Dividend Amount will not include any portion of such declared dividend (and, for the avoidance of doubt, the Holder of such share as of the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion, to receive such declared dividend on or, at the Company’s election, before such Dividend Payment Date, as provided in Section 5(a)(i) or Section 5(c), as applicable); and

(c)       if such conversion is an Early Conversion that is not a Make-Whole Fundamental Change Conversion, the aggregate accumulated dividends, if any, on such share that have not been declared, at or before the Close of Business on the Conversion Date for such conversion, in respect of all Dividend Periods ending on a Dividend Payment Date that is before such Conversion Date.

“Voting Parity Stock” means, with respect to any matter as to which Holders are entitled to vote pursuant to Section 8(a) or Section 8(b), each class or series of outstanding Dividend Parity Stock or Liquidation Parity Stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, Voting Parity Stock will not include any securities of the Company’s Subsidiaries.

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2.                Rules of Construction. For purposes of this Certificate of Designations:

(a)       “or” is not exclusive;

(b)       “including” means “including without limitation”;

(c)       “will” expresses a command;

(d)       the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e)       a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f)       words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g)       “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(h)       references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i)       the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

Section 3.                The Mandatory Convertible Preferred Stock.

(a)         Designation; Par Value. A series of stock of the Company titled the “5.00% Series A Mandatory Convertible Preferred Stock” (the “Mandatory Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Mandatory Convertible Preferred Stock is $0.01 per share.

(b)         Number of Authorized Shares. The total authorized number of shares of Mandatory Convertible Preferred Stock is four million six hundred thousand (4,600,000); provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Mandatory Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Mandatory Convertible Preferred Stock then outstanding.

(c)        Form, Dating and Denominations.

(i)          Form and Date of Certificates Representing Mandatory Convertible Preferred Stock. Each certificate representing any Mandatory Convertible Preferred Stock will (1) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 3(g) and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary; and (3) be dated as of the date it is countersigned by the Transfer Agent.

(ii)        Global Certificates; Physical Certificates. Except as otherwise provided in the applicable resolutions of the Board of Directors providing for the original issuance of any Mandatory Convertible Preferred Stock, such Mandatory Convertible Preferred Stock will be issued initially in the form of one or more Global Certificates. Global Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Global Certificates, only as provided in Section 3(h).

(iii)          No Bearer Certificates; Denominations. The Mandatory Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(iv)      Registration Numbers. Each certificate representing any share(s) Mandatory Convertible Preferred Stock will bear a unique registration number that is not affixed to any other certificate representing any other outstanding share of Mandatory Convertible Preferred Stock.

(d)         Execution, Countersignature and Delivery.

(i)            Due Execution by the Company. At least two (2) duly authorized Officers will sign each certificate representing any Mandatory Convertible Preferred Stock on behalf of the Company by manual or facsimile signature. The validity of any Mandatory Convertible Preferred Stock will not be affected by the failure of any Officer whose signature is on any certificate representing such Mandatory Convertible Preferred Stock to hold, at the time such certificate is countersigned by the Transfer Agent, the same or any other office at the Company.

(ii)          Countersignature by Transfer Agent. No Mandatory Convertible Preferred Stock will be valid until the certificate representing it is countersigned by the Transfer Agent. Each such certificate will be deemed to be duly countersigned only when an authorized signatory of the Transfer Agent (or a duly appointed agent thereof) manually signs the countersignature block set forth in such certificate.

(e)        Method of Payment; Delay When Payment Date is Not a Business Day.

(i)           Method of Payment.

(1)               Global Certificates. The Company will pay (or cause the Paying Agent to pay) all declared cash dividends or other cash amounts due on any Mandatory Convertible Preferred Stock represented by a Global Certificate by wire transfer of immediately available funds or otherwise in accordance with the Depositary Procedures.

(2)               Physical Certificates. The Company will pay (or cause the Paying Agent to pay) all declared cash dividends or other cash amounts due on any Mandatory Convertible Preferred Stock represented by a Physical Certificate as follows:

(A)             if the aggregate Liquidation Preference of the Mandatory Convertible Preferred Stock represented by such Physical Certificate is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Mandatory Convertible Preferred Stock entitled to such cash dividend or amount has delivered to the Paying Agent, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and

(B)              in all other cases, by check mailed to the address of such Holder set forth in the Register.

To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash dividend due on a Dividend Payment Date for the Mandatory Convertible Preferred Stock, the immediately preceding Regular Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(ii)           Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Mandatory Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(f)         Transfer Agent, Registrar, Paying Agent and Conversion Agent.

(i)            Generally. The Company will maintain (1) an office or agency in the continental United States where Mandatory Convertible Preferred Stock may be presented for registration of transfer or for exchange (the “Registrar”); (2) an office or agency in the continental United States where Mandatory Convertible Preferred Stock may be presented for payment (the “Paying Agent”); and (3) an office or agency in the continental United States where Mandatory Convertible Preferred Stock may be presented for conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Transfer Agent will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.

(ii)           Duties of the Registrar. The Company will cause the Registrar to keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Mandatory Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Mandatory Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(iii)         Co-Agents; Company’s Right to Appoint Successor Transfer Agent, Registrar, Paying Agent and Conversion Agent. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Certificate of Designations. Subject to Section 3(f)(i), the Company may at any time change or rescind the designation of any Transfer Agent or any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act as a Registrar, Paying Agent or Conversion Agent) without notice to any Holder; provided, however, that the Company will not remove a Person acting as Transfer Agent under this Certificate of Designations until and unless a successor has been appointed and has accepted such appointment. Upon the request of any Holder, the Company will notify such Holder of the name and address of each Share Agent or co-Share Agent.

(iv)         Initial Appointments. The Company appoints the Transfer Agent as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.

(g)        Legends.

(i)           Global Certificate Legend. Each Global Certificate will bear the Global Certificate Legend (or any similar legend, not inconsistent with this Certificate of Designations, required by the Depositary for such Global Certificate).

(ii)        Other Legends. The certificate representing any Mandatory Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law or by any securities exchange or automated quotation system on which such Mandatory Convertible Preferred Stock is traded or quoted.

(iii)         Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Mandatory Convertible Preferred Stock represented by a certificate bearing any legend required by this Section 3(g) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(h)        Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions..

(i)           Provisions Applicable to All Transfers and Exchanges.

(1)              Generally. Subject to this Section 3(h), Mandatory Convertible Preferred Stock represented by a Physical Certificate, and beneficial interests in Global Certificates representing any Mandatory Convertible Preferred Stock, may be transferred or exchanged from time to time and the Company will cause the Registrar to record each such transfer or exchange in the Register.

(2)              No Services Charge; Transfer Taxes. The Company and the Share Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of any Mandatory Convertible Preferred Stock, but the Company, the Transfer Agent, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Mandatory Convertible Preferred Stock, other than exchanges pursuant to Section 3(i) or Section 3(q) not involving any transfer.

(3)           No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Mandatory Convertible Preferred Stock must be in an amount representing a whole number of shares of Mandatory Convertible Preferred Stock, and no fractional share of Mandatory Convertible Preferred Stock may be transferred or exchanged.

(4)               Legends. Each certificate representing any share of Mandatory Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Mandatory Convertible Preferred Stock will bear each legend, if any, required by Section 3(g).

(5)               Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Mandatory Convertible Preferred Stock, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ii)          Transfers and Exchanges of Mandatory Convertible Preferred Stock Represented by Global Certificates.

(1)               Subject to the immediately following sentence, no Mandatory Convertible Preferred Stock represented by a Global Certificate may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Mandatory Convertible Preferred Stock represented by a Global Certificate may be transferred to, or exchanged for, Mandatory Convertible Preferred Stock represented by one or more Physical Certificates; provided, however, that:

(A)         a Global Certificate will be exchanged, pursuant to customary procedures, for one or more Physical Certificates if:

(I)                (x) the Depositary notifies the Company or the Transfer Agent that the Depositary is unwilling or unable to continue as Depositary for such Global Certificate or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation; or

(II)              the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Certificate for Mandatory Convertible Preferred Stock represented by one or more Physical Certificates at the request of the owner of such beneficial interest; and

(B)          beneficial interests in Global Certificates held by any direct or indirect Depositary Participant may also be exchanged for Physical Certificates upon request to the Depositary by such direct Depositary Participant (for itself or on behalf of an indirect Depositary Participant), to the Transfer Agent in accordance with their respective customary procedures.

(2)          Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Mandatory Convertible Preferred Stock represented by a Global Certificate:

(A)             the Company will cause the Transfer Agent or Registrar to reflect any resulting decrease of the number of shares of Mandatory Convertible Preferred Stock represented by such Global Certificate by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate (and, if such notation results in such Global Certificate representing zero shares of Mandatory Convertible Preferred Stock, then the Company may (but is not required to) instruct the Transfer Agent to cancel such Global Certificate pursuant to Section 3(m));

(B)              if required to effect such transfer or exchange, then the Company will cause the Transfer Agent or Registrar to reflect any resulting increase of the number of shares of Mandatory Convertible Preferred Stock represented by any other Global Certificate by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such other Global Certificate;

(C)              if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), a new Global Certificate bearing each legend, if any, required by Section 3(g); and

(D)             if the Mandatory Convertible Preferred Stock represented by such Global Certificate, or any beneficial interest therein, is to be exchanged for Mandatory Convertible Preferred Stock represented by one or more Physical Certificates, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Physical Certificates that (x) each represent a whole number of shares of Mandatory Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Mandatory Convertible Preferred Stock equal to the number of shares of Mandatory Convertible Preferred Stock represented by such Global Certificate that are to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 3(g).

(3)           Each transfer or exchange of a beneficial interest in any Global Certificate will be made in accordance with the Depositary Procedures.

(iii)          Transfers and Exchanges of Mandatory Convertible Preferred Stock Represented by Physical Certificates.

(1)           Subject to this Section 3(h), a Holder of any Mandatory Convertible Preferred Stock represented by a Physical Certificate may (x) transfer any whole number of shares of such Mandatory Convertible Preferred Stock to one or more other Person(s); (y) exchange any whole number of shares of such Mandatory Convertible Preferred Stock for an equal number of shares of Mandatory Convertible Preferred Stock represented by one or more other Physical Certificates; and (z) if then permitted by the Depositary Procedures, transfer any whole number of shares of such Mandatory Convertible Preferred Stock in exchange for a beneficial interest in the same number of shares of Mandatory Convertible Preferred Stock represented by one or more Global Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must surrender such Physical Certificate representing the Mandatory Convertible Preferred Stock to be transferred or exchanged to the office of the Transfer Agent or the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Transfer Agent or the Registrar.

(2)            Upon the satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any whole number of shares of a Holder’s Mandatory Convertible Preferred Stock represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(h)(iii)(2)):

(A)          such old Physical Certificate will be promptly cancelled pursuant to Section 3(m);

(B)           if only part of the Mandatory Convertible Preferred Stock represented by such old Physical Certificate is to be so transferred or exchanged, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Physical Certificates that (x) each represent a whole number of shares of Mandatory Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Mandatory Convertible Preferred Stock equal to the number of shares of Mandatory Convertible Preferred Stock represented by such old Physical Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g);

(C)           in the case of a transfer:

(I)                to the Depositary or a nominee thereof that will hold its interest in the shares of Mandatory Convertible Preferred Stock to be so transferred in the form of one or more Global Certificates, the Company will cause the Transfer Agent or Registrar to reflect an increase in the number of shares of Mandatory Convertible Preferred Stock represented by one or more existing Global Certificates by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate(s), which increase(s) are each in whole numbers of shares of Mandatory Convertible Preferred Stock and aggregate to the total number of shares of Mandatory Convertible Preferred Stock to be so transferred, and which Global Certificate(s) bear each legend, if any, required by Section 3(g); provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Certificates (whether because no Global Certificates bearing each legend, if any, required by Section 3(g) then exist, because any such increase will result in any Global Certificate representing a number of shares of Mandatory Convertible Preferred Stock exceeding the maximum number permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Global Certificates that (x) each represent a whole number of shares of Mandatory Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Mandatory Convertible Preferred Stock equal to the number of shares of Mandatory Convertible Preferred Stock that are to be so transferred but that are not effected by notation as provided above; and (y) bear each legend, if any, required by Section 3(g); and

(II)              to a transferee that will hold its interest in the shares of Mandatory Convertible Preferred Stock to be so transferred in the form of one or more Physical Certificates, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Physical Certificates that (x) each represent a whole number of shares of Mandatory Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Mandatory Convertible Preferred Stock equal to the number of shares of Mandatory Convertible Preferred Stock to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(g); and

(D)          in the case of an exchange, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Physical Certificates that (x) each represent a whole number of shares of Mandatory Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Mandatory Convertible Preferred Stock equal to the number of shares of Mandatory Convertible Preferred Stock to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Certificate was registered; and (z) bear each legend, if any, required by Section 3(g).

(iv)          Transfers of Shares Subject to Redemption or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Mandatory Convertible Preferred Stock that has been surrendered for conversion or has been called for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the related Redemption Price when due.

(i)         Exchange and Cancellation of Mandatory Convertible Preferred Stock to Be Redeemed or Converted.

(i)            Partial Conversions. If only a portion of a Holder’s Mandatory Convertible Preferred Stock represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(i)) is to be converted pursuant to Section 9, then, as soon as reasonably practicable after such old Physical Certificate is surrendered for such conversion, the Company will cause such old Physical Certificate to be exchanged, pursuant and subject to Section 3(h)(iii), for (1) one or more Physical Certificates that each represent a whole number of shares of Mandatory Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Mandatory Convertible Preferred Stock equal to the number of shares of Mandatory Convertible Preferred Stock represented by such old Physical Certificate that are not to be so converted, and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate representing a whole number of shares of Mandatory Convertible Preferred Stock equal to the number of shares of Mandatory Convertible Preferred Stock represented by such old Physical Certificate that are to be so converted, which Physical Certificate will be converted pursuant to the terms of this Certificate of Designations; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion are deemed to cease to be outstanding pursuant to Section 3(o)(iv).

(ii)          Cancellation of Redeemed or Converted Mandatory Convertible Preferred Stock.

(1)               Physical Certificates. If a Holder’s Mandatory Convertible Preferred Stock represented by a Physical Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(i)(i)) (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(ii)(1)) is to be converted pursuant to Section 9 or repurchased pursuant to a Redemption, then, promptly after the later of the time such Mandatory Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(o) and the time such old Physical Certificate is surrendered for such conversion or repurchase, as applicable, (A) such old Physical Certificate will be cancelled pursuant to Section 3(m); and (B) in the case of a partial conversion, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Physical Certificates that (x) each represent a whole number of shares of Mandatory Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Mandatory Convertible Preferred Stock equal to the number of shares of Mandatory Convertible Preferred Stock represented by such old Physical Certificate that are not to be so converted; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g).

(2)               Global Certificates. If a Holder’s Mandatory Convertible Preferred Stock represented by a Global Certificate (or any portion thereof) is to be converted pursuant to Section 9 or repurchased pursuant to a Redemption, then, promptly after the time such Mandatory Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(o), the Company will cause the Transfer Agent or Registrar to reflect a decrease of the number of shares of Mandatory Convertible Preferred Stock represented by such Global Certificate in an amount equal to the number of shares of Mandatory Convertible Preferred Stock represented by such Global Certificate that are to be so converted or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate (and, if the number of shares represented by such Global Certificate is zero following such notation, cancel such Global Certificate pursuant to Section 3(m)).

(j)          Status of Retired Shares. Upon any share of Mandatory Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Mandatory Convertible Preferred Stock.

(k)        Replacement Certificates. If a Holder of any Mandatory Convertible Preferred Stock claims that the certificate(s) representing such Mandatory Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), a replacement certificate representing such Mandatory Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken certificate representing any Mandatory Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such certificate is replaced.

Every replacement Mandatory Convertible Preferred Stock issued pursuant to this Section 3(k) will, upon such replacement, be deemed to be outstanding Mandatory Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Mandatory Convertible Preferred Stock then outstanding.

(l)         Registered Holders; Certain Rights with Respect to Global Certificates. Only the Holder of any Mandatory Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such Mandatory Convertible Preferred Stock. Without limiting the generality of the foregoing, Depositary Participants, as such, will have no rights under this Certificate of Designations with respect to the Mandatory Convertible Preferred Stock represented by any Global Certificate held on their behalf by the Depositary or its nominee, or by the Transfer Agent as its custodian, and the Company and the Share Agents, and their respective agents, may treat the Depositary as the absolute owner of the Mandatory Convertible Preferred Stock represented by such Global Certificate for all purposes whatsoever; provided, however, that (i) the Holder of any Mandatory Convertible Preferred Stock represented by any Global Certificate may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Mandatory Convertible Preferred Stock through Depositary Participants, to take any action that such Holder is entitled to take with respect to the Mandatory Convertible Preferred Stock represented by such Global Certificate under this Certificate of Designations; and (ii) the Company and the Share Agents, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

(m)       Cancellation. Without limiting the generality of the last sentence of Section 3(p), the Company may at any time deliver Mandatory Convertible Preferred Stock to the Transfer Agent for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Transfer Agent each share of Mandatory Convertible Preferred Stock duly surrendered to them for transfer, exchange, payment or conversion. The Company will cause the Transfer Agent to promptly cancel all shares of Mandatory Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(n)        Shares Held by the Company or its Affiliates. Without limiting the generality of Sections 3(o) and 3(p), in determining whether the Holders of the required number of outstanding shares of Mandatory Convertible Preferred Stock (and, if applicable Voting Parity Stock) have concurred in any direction, waiver or consent, shares of Mandatory Convertible Preferred Stock owned by the Company or any of its Affiliates will be deemed not to be outstanding.

(o)        Outstanding Shares.

(i)                 Generally. The shares of Mandatory Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Mandatory Convertible Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Mandatory Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(m); (2) assigned a number of outstanding shares of zero by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of the Global Certificate representing such Mandatory Convertible Preferred Stock; (3) paid or settled in full upon their conversion or Redemption in accordance with this Certificate of Designations; or (4) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii) or (iv) of this Section 3(o).

(ii)              Replaced Shares. If any certificate representing any share of Mandatory Convertible Preferred Stock is replaced pursuant to Section 3(k), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii)            Shares Called for Redemption. If, on an Acquisition Non-Occurrence Redemption Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price): (1) the Mandatory Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); and (2) the rights of the Holders of such Mandatory Convertible Preferred Stock, as such, will terminate with respect to such Mandatory Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 7 (and, if applicable, declared dividends as provided in Section 5(c)).

(iv)             Shares to Be Converted. At the Close of Business on the Conversion Date for any Mandatory Convertible Preferred Stock to be converted, such Mandatory Convertible Preferred Stock will (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 9 upon such conversion) be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)).

(p)        Repurchases by the Company and its Subsidiaries. Without limiting the generality Section 3(m) and the next sentence, the Company may, from time to time, directly or indirectly repurchase or otherwise acquire Mandatory Convertible Preferred Stock in open market purchases or in negotiated transactions without the consent of, or notice to, the Holders. The Company will promptly deliver to the Transfer Agent for cancellation all Mandatory Convertible Preferred Stock that the Company or any of its Subsidiaries have purchased or otherwise acquired.

(q)        Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 8, if any amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Mandatory Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the certificate representing such Mandatory Convertible Preferred Stock to deliver such certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such certificate and return such certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Mandatory Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), a new certificate representing such Mandatory Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new certificate representing any Mandatory Convertible Preferred Stock pursuant to this Section 3(q) will not impair or affect the validity of such amendment, supplement or waiver.

(r)        CUSIP and ISIN Numbers. The Company may use one or more CUSIP or ISIN numbers to identify any of the Mandatory Convertible Preferred Stock, and, if so, the Company will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number.

Section 4.                Ranking. The Mandatory Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5.                Dividends.

(a)               Generally.

(i)                 Accumulation and Payment of Dividends. The Mandatory Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Stated Dividend Rate on the Liquidation Preference thereof, regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions of this Section 5, such dividends will be payable when, as and if declared by the Board of Directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Record Date. Dividends on the Mandatory Convertible Preferred Stock will accumulate from, and including, the last date to which dividends have been paid (or, if no dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Dividend Payment Date, and dividends will cease to accumulate from and after October 15, 2024. No interest, dividend or other amount will accrue or accumulate on any dividend on the Mandatory Convertible Preferred Stock that is not declared or paid on the applicable Dividend Payment Date.

(ii)              Computation of Accumulated Dividends. Accumulated dividends will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(iii)            Priority of the Application of Dividend Payments to Arrearages. Each payment of declared dividends on the Mandatory Convertible Preferred Stock will be applied to the earliest Dividend Period for which dividends have not yet been paid.

(b)               Method of Payment.

(i)                 Generally. Each declared dividend on the Mandatory Convertible Preferred Stock will be paid in cash unless the Company elects, by sending written notice to each Holder no later than the tenth (10th) Scheduled Trading Day before the applicable Dividend Payment Date, to pay all or any portion of such dividend in shares of Common Stock. Such written notice must state the total dollar amount of the declared dividend per share of Mandatory Convertible Preferred Stock and the respective dollar portions thereof that will be paid in cash and in shares of Common Stock. Any such election made in such written notice, once sent, will be irrevocable and will apply to all shares of Mandatory Convertible Preferred Stock then outstanding.

(ii)              Construction. References in this Certificate of Designations to dividends “paid” on the Mandatory Convertible Preferred Stock, and any other similar language, will be deemed to include dividends paid thereon in shares of Common Stock in accordance with this Section 5.

(iii)            Dividends Paid Partially or Entirely in Shares of Common Stock.

(1)               Generally. The number of shares of Common Stock payable in respect of any dollar amount of a declared dividend that the Company has elected to pay in shares of Common Stock will be (x) such dollar amount, divided by (y) the Dividend Stock Price for such dividend; provided, however, that in no event will the total number of shares of Common Stock issuable per share of Mandatory Convertible Preferred Stock as payment for a declared dividend exceed an amount equal to (x) the total dollar amount of such declared dividend per share of Mandatory Convertible Preferred Stock (including, for the avoidance of doubt, the portion thereof that the Company has not elected to pay in shares of Common Stock), divided by (y) the Floor Price in effect on the last VWAP Trading Day of the related Dividend Stock Price Observation Period. If the dollar amount of such declared dividend per share of Mandatory Convertible Preferred Stock that the Company has elected to pay in shares of Common Stock exceeds the product of such Dividend Stock Price and the number of shares of Common Stock delivered or deliverable (without regard to the Company’s obligation to pay cash in lieu of any fractional share of Common Stock) per share of Mandatory Convertible Preferred Stock in respect of such dividend, then the Company will, to the extent it is legally able to do so, declare and pay, on the relevant Dividend Payment Date, such excess amount in cash ratably in respect of all shares of Mandatory Convertible Preferred Stock then outstanding.

(2)               Payment of Cash in Lieu of any Fractional Share of Common Stock. Notwithstanding anything to the contrary in Section 5(b)(iii)(1), but subject to Section 12(b), in lieu of delivering any fractional share of Common Stock otherwise issuable as payment for all or any portion of a declared dividend that the Company has elected to pay in shares of Common Stock, the Company will, to the extent it is legally able to do so, pay cash based on the Daily VWAP per share of Common Stock on the last VWAP Trading Day of the relevant Dividend Stock Price Observation Period.

(3)               When Holders Become Stockholders of Record of Shares of Common Stock Issued as Payment for a Declared Dividend. If the Company has elected to pay all or any portion of a declared dividend on any share of Mandatory Convertible Preferred Stock in shares of Common Stock, then such shares of Common Stock, when issued, will be registered in the name of the Holder of such share of Mandatory Convertible Preferred Stock as of the Close of Business on the related Regular Record Date, and such Holder will be deemed to become the holder of record of such shares of Common Stock as of the Close of Business on the last VWAP Trading Day of the related Dividend Stock Price Observation Period.

(4)               Settlement Delayed if Necessary to Calculate the Dividend Stock Price. If the Company has elected to pay all or any portion of a declared dividend in shares of Common Stock and the last VWAP Trading Day of the related Dividend Stock Price Observation Period occurs on or after the related Dividend Payment Date, then the payment of such declared dividend will be made on the Business Day immediately after such last VWAP Trading Day and no interest, dividend or other amount will accrue or accumulate during the related period as a result of the related delay.

(5)               Securities Laws Matters. If, in the Company’s reasonable judgment, the issuance of shares of Common Stock as payment for any declared dividend on the Mandatory Convertible Preferred Stock, or the resale of those shares by Holders or beneficial owners that are not, and have not at any time during the preceding three (3) months been, an Affiliate of the Company, requires registration under the Securities Act, then the Company will use its commercially reasonable efforts to:

(A)             file and cause there to become effective under the Securities Act a registration statement covering such issuance or covering such resales from time to time, pursuant to Rule 415 under the Securities Act, by such Holders or beneficial owners, as applicable;

(B)              keep such registration statement effective under the Securities Act until all such shares are resold pursuant to such registration statement or are, or would be, eligible for resale without restriction, pursuant to Rule 144 under the Securities Act (or any successor rule), by Holders or beneficial owners that are not, and have not at any time during the preceding three (3) months been, an Affiliate of the Company; and

(C)            qualify or register such shares under applicable U.S. state securities laws, to the extent required in the Company’s reasonable judgment.

(c)               Treatment of Dividends Upon Redemption or Conversion. If the Acquisition Non-Occurrence Redemption Date or Conversion Date, as the case may be, of any share of Mandatory Convertible Preferred Stock is after a Regular Record Date for a declared dividend on the Mandatory Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption or conversion, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared dividend on such share.

Except as provided in the preceding paragraph, Section 7, Section 9(d)(ii) or Section 9(e)(iii), dividends on any share of Mandatory Convertible Preferred Stock will cease to accumulate from and after the Acquisition Non-Occurrence Redemption Date or Conversion Date, as applicable, for such share.

(d)               Priority of Dividends; Limitation on Junior Payments; No Participation Rights.

(i)                 Generally. Except as provided in Sections 5(d)(iii) and 5(d)(iv), this Certificate of Designations will not prohibit or restrict the Company or the Board of Directors from declaring or paying any dividend or distribution (whether in cash, securities or other property, or any combination of the foregoing) on any class or series of the Company’s stock, and, unless such dividend or distribution is also declared on the Mandatory Convertible Preferred Stock, the Mandatory Convertible Preferred Stock will not be entitled to participate in such dividend or distribution.

(ii)              Construction. For purposes of Sections 5(d)(iii) and 5(d)(iv), a dividend on the Mandatory Convertible Preferred Stock will be deemed to have been paid if such dividend is declared and consideration in kind and amount that is sufficient, in accordance with this Certificate of Designations, to pay such dividend is set aside for the benefit of the Holders entitled thereto.

(iii)            Limitation on Dividends on Parity Stock. If:

(1)               less than all accumulated and unpaid dividends on the outstanding Mandatory Convertible Preferred Stock have been declared and paid as of any Dividend Payment Date; or

(2)               the Board of Directors declares a dividend on the Mandatory Convertible Preferred Stock that is less than the total amount of unpaid dividends on the outstanding Mandatory Convertible Preferred Stock that would accumulate to, but excluding, the Dividend Payment Date following such declaration, then, until and unless all accumulated and unpaid dividends on the outstanding Mandatory Convertible Preferred Stock have been paid, no dividends may be declared or paid on any class or series of Dividend Parity Stock unless dividends are simultaneously declared on the Mandatory Convertible Preferred Stock on a pro rata basis, such that (A) the ratio of (x) the dollar amount of dividends so declared per share of Mandatory Convertible Preferred Stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of Mandatory Convertible Preferred Stock immediately before the payment of such dividend is no less than (B) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of Dividend Parity Stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of Dividend Parity Stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of Dividend Parity Stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).

(iv)             Limitation on Junior Payments. Subject to the next sentence, if any Mandatory Convertible Preferred Stock is outstanding, then no dividends or distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any Junior Stock, and neither the Company nor any of its Subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any Junior Stock, in each case unless all accumulated dividends on the Mandatory Convertible Preferred Stock then outstanding for all prior completed Dividend Periods, if any, have been paid in full. Notwithstanding anything to the contrary in the preceding sentence, the restrictions set forth in the preceding sentence will not apply to the following:

(1)               dividends and distributions on Junior Stock that are payable solely in shares of Junior Stock, together with cash in lieu of any fractional share;

(2)               purchases, redemptions or other acquisitions of Junior Stock with the proceeds of a substantially concurrent sale of other Junior Stock;

(3)               purchases, redemptions or other acquisitions of Junior Stock in connection with the administration of any equity award or benefit or other incentive plan of the Company (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of Junior Stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract; provided, however, that repurchases pursuant to this clause (z) will be permitted pursuant to this Section 5(d)(iv)(3) only to the extent the number of shares of Junior Stock so repurchased does not exceed the related Number of Incremental Diluted Shares;

(4)               purchases, or other payments in lieu of the issuance, of any fractional share of Junior Stock in connection with the conversion, exercise or exchange of such Junior Stock or of any securities convertible into, or exercisable or exchangeable for, Junior Stock;

(5)               (x) dividends and distributions of Junior Stock, or rights to acquire Junior Stock, pursuant to a stockholder rights plan and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan;

(6)               purchases of Junior Stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect before the Initial Issue Date;

(7)               the settlement of any convertible note hedge transactions or capped call transactions entered into in connection with the issuance, by the Company or any of its Subsidiaries, of any debt securities that are convertible into, or exchangeable for, Common Stock (or into or for any combination of cash and Common Stock based on the value of the Common Stock), provided such convertible note hedge transactions or capped call transactions, as applicable, are on customary terms and were entered into either (x) before the Initial Issue Date or (y) in compliance with the first sentence of this Section 5(d)(iv);

(8)               the acquisition, by the Company or any of its Subsidiaries, of record ownership of any Junior Stock solely on behalf of Persons (other than the Company or any of its Subsidiaries) that are the beneficial owners thereof, including as trustee or custodian; and

(9)               the exchange, conversion or reclassification of Junior Stock solely for or into other Junior Stock, together with the payment, in connection therewith, of cash in lieu of any fractional share.

For the avoidance of doubt, this Section 5(d)(iv) will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any Junior Stock.

Section 6.                Rights Upon Liquidation, Dissolution or Winding Up.

(a)               Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, each share of Mandatory Convertible Preferred Stock will entitle the Holder thereof to receive payment for the following amount out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i)                 the Liquidation Preference per share of Mandatory Convertible Preferred Stock; and

(ii)              all unpaid dividends that will have accumulated on such share to, but excluding, the date of such payment.

Upon payment of such amount in full on the outstanding Mandatory Convertible Preferred Stock, Holders of the Mandatory Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to pay such amount in full on all outstanding shares of Mandatory Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Mandatory Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full accumulated and unpaid respective distributions to which such shares would otherwise be entitled.

(b)               Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up for purposes of this Certificate of Designations, even if, in connection therewith, the Mandatory Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 7.                Optional Redemption Upon an Acquisition Non-Occurrence Event.

(a)               Generally. The Company will not have the right to redeem the Mandatory Convertible Preferred Stock at the Company’s option unless an Acquisition Non-Occurrence Event occurs. If an Acquisition Non-Occurrence Event occurs, then, subject to the other provisions of this Section 7, the Company will have the right, at its election, to redeem all, but not less than all, of the Mandatory Convertible Preferred Stock on the Acquisition Non-Occurrence Redemption Date at the Redemption Price.

(b)               Redemption Price. The Redemption Price that the Company will pay upon Redemption of the Mandatory Convertible Preferred Stock will be determined depending on whether the Redemption Stock Price exceeds the Minimum Conversion Price in effect on the Trading Day immediately before the related Redemption Notice Date.

(i)                 Redemption Stock Price Does Not Exceed the Minimum Conversion Price. If the Redemption Stock Price does not exceed the Minimum Conversion Price in effect on the Trading Day immediately before the related Redemption Notice Date, then the Redemption Price per share of Mandatory Convertible Preferred Stock will consist of cash in an amount equal to the Liquidation Preference of such share of Mandatory Convertible Preferred Stock plus accumulated and unpaid dividends on such share to, but excluding, the Acquisition Non-Occurrence Redemption Date; provided, however, that if the Acquisition Non-Occurrence Redemption Date is after a Regular Record Date for a declared dividend on the Mandatory Convertible Preferred Stock and on or before the next Dividend Payment Date, then (1) pursuant to Section 5(c), the Holder of such share at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared dividend on such share; and (2) the Redemption Price will not include such declared dividend on such share.

(ii)              Redemption Stock Price Exceeds the Minimum Conversion Price.

(1)               Generally. If the Redemption Stock Price exceeds the Minimum Conversion Price in effect on the Trading Day immediately before the related Redemption Notice Date, then, subject to the other provisions of this Section 7, the Redemption Price per share of Mandatory Convertible Preferred Stock will consist of the following:

(A)             a number of shares of Common Stock equal to the Redemption Option Value Share Amount for such share; and

(B)              cash in an amount equal to the Redemption Dividend Value Dollar Amount for such share;

provided, however, that the Company will have the right to elect to pay all or any portion of the Redemption Option Value Share Amount in cash, and the Company will have the right to elect to pay all or any portion of the Redemption Dividend Value Dollar Amount in shares of Common Stock. To make such an election, the related Redemption Notice must state whether the Company is electing to pay all or any portion of the Redemption Option Value Share Amount in cash or whether the Company is electing to pay all or a portion of the Redemption Dividend Value Dollar Amount in shares of Common Stock and specify: (x) the respective portions of the Redemption Option Value Share Amount per share of Mandatory Convertible Preferred Stock that will be paid in cash versus in shares of Common Stock; and (y) the respective dollar amounts of the Redemption Dividend Value Dollar Amount per share of Mandatory Convertible Preferred Stock that will be paid in cash versus in shares of Common Stock. Any such election made in such Redemption Notice, once sent, will be irrevocable and will apply to all shares of Mandatory Convertible Preferred Stock being redeemed.

If the Company elects to pay all or any portion of the Redemption Option Value Share Amount in cash, then, subject to Section 12(b), the cash payable in respect of such portion will be the product of such portion and the Redemption Average VWAP. If the Company elects to pay all or any portion of the Redemption Dividend Value Dollar Amount in shares of Common Stock, then, subject to Section 12(b):

(I)       the number of shares of Common Stock issuable in respect of such portion will be a number of shares (rounded to the nearest fourth (4th) decimal place) equal to (i) the dollar amount of the Redemption Dividend Value Dollar Amount to be paid in shares of Common Stock, divided by (ii) the greater of (x) the Floor Price in effect on the last VWAP Trading Day of the Redemption Observation Period and (y) ninety seven percent (97%) of the Redemption Average VWAP; and

(II)       if the dollar amount of such Redemption Dividend Value Dollar Amount to be paid in shares of Common Stock exceeds the product of (x) ninety seven percent (97%) of the Redemption Average VWAP and (y) the number of shares of Common Stock issuable in respect thereof calculated in accordance the preceding clause (I) (and without regard to the Company’s obligation to pay cash in lieu of any fractional share of Common Stock), then the Company will, to the extent it is legally able to do so, declare and pay such excess amount in cash to the Holders of the Mandatory Convertible Preferred Stock being redeemed (and, if the Company declares less than all of such excess for payment, then such payment will be made pro rata on all shares of Mandatory Convertible Preferred Stock being redeemed).

(2)               Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 12(b), in lieu of delivering any fractional share of Common Stock otherwise due as payment for any portion of the Redemption Price, the Company will, to the extent it is legally able to do so, pay cash based on the Last Reported Sale Price per share of Common Stock on the second (2nd) Trading Day preceding the Acquisition Non-Occurrence Redemption Date.

(3)               When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Redemption. If the consideration payable for the Redemption Price for any share of Mandatory Convertible Preferred Stock being redeemed includes any share of Common Stock, then such share of Common Stock, when issued, will be registered in the name of the Holder of such share of Mandatory Convertible Preferred Stock as of the Close of Business on the Scheduled Trading Day before the related Acquisition Non-Occurrence Redemption Date, and such Holder will be deemed to become the holder of record of such share of Common Stock as of the Close of Business on the Scheduled Trading Day before such Acquisition Non-Occurrence Redemption Date.

(c)               Acquisition Non-Occurrence Redemption Date. The Acquisition Non-Occurrence Redemption Date will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the Redemption Notice Date; provided, however, that, if the Redemption Stock Price exceeds the Minimum Conversion Price in effect on the Trading Day immediately before the Redemption Notice Date, and the Company elects to pay all or any portion of the Redemption Option Value Share Amount in cash or to pay all or any portion of the Redemption Dividend Value Dollar Amount in shares of Common Stock, then the Acquisition Non-Occurrence Redemption Date will be the second (2nd) Business Day after the last VWAP Trading Day of the related Redemption Observation Period.

(d)               Redemption Notice. To exercise the Company’s right to redeem the Mandatory Convertible Preferred Stock upon the occurrence of an Acquisition Non-Occurrence Event, the Company must send notice (the “Redemption Notice”) of the Redemption to each Holder within ten (10) Business Days after the date such Acquisition Non-Occurrence Event occurs. Substantially contemporaneously, the Company will issue a press release through such national newswire service as it then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Redemption Notice. Such Redemption Notice must state:

(i)                 that an Acquisition Non-Occurrence Event has occurred and the Company’s has exercised its right to call all of the outstanding Mandatory Convertible Preferred Stock for Redemption, briefly describing the Company’s Redemption right under this Certificate of Designations;

(ii)              the Acquisition Non-Occurrence Redemption Date (or, if applicable, the scheduled Acquisition Non-Occurrence Redemption Date and a brief description that the actual Acquisition Non-Occurrence Redemption Date will occur on the second (2nd) Business Day after the last VWAP Trading Day of the related Redemption Observation Period);

(iii)            the Redemption Price per share of Mandatory Convertible Preferred Stock and, if applicable, whether the Company has elected to pay all or any portion of the Redemption Option Value Share Amount in cash or to pay all or any portion of the Redemption Dividend Value Dollar Amount in shares of Common Stock;

(iv)             if the Acquisition Non-Occurrence Redemption Date is after a Regular Record Date for a declared dividend on the Mandatory Convertible Preferred Stock and on or before the next Dividend Payment Date, that such dividend will be paid in accordance with Section 5(c);

(v)               the name and address of the Transfer Agent and the Conversion Agent; and

(vi)             the CUSIP and ISIN numbers, if any, of the Mandatory Convertible Preferred Stock.

Section 8.                Voting Rights. The Mandatory Convertible Preferred Stock will have no voting rights except as set forth in this Section 8, as provided in the Certificate of Incorporation or as required by the Delaware General Corporation Law.

(a)               Right to Designate Two Preferred Stock Directors Upon a Dividend Non-Payment Event.

(i)                 Generally. If a Dividend Non-Payment Event occurs, then, subject to the other provisions of this Section 8(a), the Company will cause the authorized number of the Company’s directors to be increased by two (2) and the Holders, voting together as a single class with the holders of each other class or series of Voting Parity Stock, if any, will have the right to elect two (2) directors (such directors, the “Preferred Stock Directors”) to fill such two (2) new directorships at the Company’s next annual meeting of stockholders (or, if earlier, at a special meeting of the Company’s stockholders called for such purpose in accordance with Section 8(a)(iii)) and at each following annual meeting of the Company’s stockholders until such Dividend Non-Payment Event has been cured, at which time such right will terminate with respect to the Mandatory Convertible Preferred Stock until and unless a subsequent Dividend Non-Payment Event occurs; provided, however, that (1) as a condition (such condition, the “Director Qualification Requirement”) to the election of any such Preferred Stock Director, such election must not cause the Company to violate any rule of the Nasdaq Global Select Market or any other any securities exchange or other trading facility on which any of the Company’s securities are then listed or qualified for trading requiring that a majority of the Company’s directors be independent; and (2) the Board of Directors will at no time include more than two (2) Preferred Stock Directors. Upon the termination of such right with respect to the Mandatory Convertible Preferred Stock and all other outstanding Voting Parity Stock, if any, the term of office of each person then serving as a Preferred Stock Director will immediately and automatically terminate and the authorized number of the Company’s directors will automatically decrease by two (2). Each Preferred Stock Director will hold office until the Company’s next annual meeting of stockholders or, if earlier, upon his or her death, resignation or removal or the termination of the term of such office as provided above in this Section 8(a)(i).

(ii)              Removal and Vacancies of the Preferred Stock Directors.

(1)               Removal. At any time, each Preferred Stock Director may be removed either: (A) with cause in accordance with applicable law; or (B) with or without cause by the affirmative vote of the Holders, voting together as a single class with the holders of each class or series of Voting Parity Stock, if any, with similar voting rights that are then exercisable, representing a majority of the combined voting power of the Mandatory Convertible Preferred Stock and such Voting Parity Stock.

(2)               Filling Vacancies. During the continuance of a Dividend Non-Payment Event, a vacancy in the office of any Preferred Stock Director (other than vacancies before the initial election of the Preferred Stock Directors in connection with such Dividend Non-Payment Event) may be filled, subject to the Director Qualification Requirement, by the remaining Preferred Stock Director or, if there is no remaining Preferred Stock Director or such vacancy resulted from the removal of a Preferred Stock Director, by the affirmative vote of the Holders, voting together as a single class with the holders of each class or series of Voting Parity Stock, if any, with similar voting rights that are then exercisable, representing a majority of the combined voting power of the Mandatory Convertible Preferred Stock and such Voting Parity Stock.

(iii)            The Right to Call a Special Meeting to Elect Preferred Stock Directors. During the continuance of a Dividend Non-Payment Event, the Holders, and holders of each class or series of Voting Parity Stock, if any, with similar voting rights that are then exercisable, representing at least twenty five percent (25%) of the combined voting power of the Mandatory Convertible Preferred Stock and such Voting Parity Stock will have the right to call a special meeting of stockholders for the election of Preferred Stock Directors (including an election to fill any vacancy in the office of any Preferred Stock Director). Such right may be exercised by written notice, executed by such Holders and holders of Voting Parity Stock, as applicable, delivered to the Company at its principal executive offices (except that, in the case of any Global Certificate representing the Mandatory Convertible Preferred Stock or a global certificate representing such Voting Parity Stock, such notice must instead comply with the applicable Depositary Procedures). Notwithstanding anything to the contrary in this Section 8(a)(iii), if the Company’s next annual or special meeting of stockholders is scheduled to occur within ninety (90) days after such right is exercised, and the Company is otherwise permitted to conduct such election at such next annual or special meeting, then such election will instead be included in the agenda for, and conducted at, such next annual or special meeting.

(b)               Voting and Consent Rights with Respect to Specified Matters.

(i)                 Generally. Subject to the other provisions of this Section 8(b), while any Mandatory Convertible Preferred Stock is outstanding, each of the following events will require, and cannot be effected without, the affirmative vote or consent of Holders, and holders of each class or series of Voting Parity Stock, if any, with similar voting or consent rights with respect to such event, representing at least two thirds (2/3rds) of the combined outstanding voting power of the Mandatory Convertible Preferred Stock and such Voting Parity Stock, if any:

(1)               any amendment or modification of the Certificate of Incorporation to authorize or create, or to increase the authorized number of shares of, any class or series of Dividend Senior Stock or Liquidation Senior Stock;

(2)               any amendment, modification or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations that, individually or in the aggregate with all other such amendments, modifications or repeals made pursuant to this Section 8(b)(i)(2), materially and adversely affects the rights, preferences or voting powers of the Mandatory Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 8(b)(iii)); or

(3)               the Company’s consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Mandatory Convertible Preferred Stock, in each case unless:

(A)            the Mandatory Convertible Preferred Stock either (x) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(B)             the Mandatory Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the Holders or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Mandatory Convertible Preferred Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(C)             if not the Company, the issuer of the Mandatory Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (who, if not the Company, will, for the avoidance of doubt, succeed the Company under this Certificate of Designations);

provided, however, that (x) a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (A), (B) and (C) of Section 8(b)(i)(3) will not require any vote or consent pursuant to Section 8(b)(i)(1) or 8(b)(i)(2); and (y) each of the following will be deemed not to adversely affect the rights, preferences or voting powers of the Mandatory Convertible Preferred Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be “materially less favorable” for purposes of Section 8(b)(i)(3)(B)) and will not require any vote or consent pursuant to Section 8(b)(i)(1), 8(b)(i)(2) or 8(b)(i)(3):

(I)          any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock;

(II)        any increase in the number of authorized or issued shares of Mandatory Convertible Preferred Stock;

(III)       the creation and issuance, or increase in the authorized or issued number, of any class or series of stock that is neither Dividend Senior Stock nor Liquidation Senior Stock; and

(IV)       the application of Section 9(h), including the execution and delivery of any supplemental instruments pursuant to Section 9(h)(iii) solely to give effect to such provision.

(ii)              Where Some But Not All Classes or Series of Stock Are Adversely Affected. If any event set forth in Section 8(b)(i)(1), 8(b)(i)(2) or 8(b)(i)(3) would adversely (and, in the case of Section 8(b)(i)(2), individually or in the aggregate with all other amendments, modifications or repeals referred to in Section 8(b)(i)(2), materially) affect the rights, preferences or voting powers of one or more, but not all, classes or series of Voting Parity Stock (which term, solely for purposes of this sentence, includes the Mandatory Convertible Preferred Stock), then those classes or series whose rights, preferences or voting powers would not be adversely (and, in the case of Section 8(b)(i)(2), individually or in the aggregate with all other amendments, modifications or repeals referred to in Section 8(b)(i)(2), materially) affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in Section 8(b)(i)(2) above that, individually or in the aggregate with all other amendments, modifications or repeals referred to in Section 8(b)(i)(2), materially and adversely affects the special rights, preferences or voting powers of the Mandatory Convertible Preferred Stock cannot be effected without the affirmative vote or consent of Holders, voting separately as a class, of at least two thirds (2/3rds) of the Mandatory Convertible Preferred Stock then outstanding.

(iii)            Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 8(b)(i)(2), the Company may amend, modify or repeal any of the terms of the Mandatory Convertible Preferred Stock without the vote or consent of any Holder to:

(1)               cure any ambiguity or correct any omission, defect or inconsistency in this Certificate of Designations or the certificates representing the Mandatory Convertible Preferred Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith;

(2)               conform the provisions of this Certificate of Designations or the certificates, if any, representing the Mandatory Convertible Preferred Stock to the “Description of Mandatory Convertible Preferred Stock” section of the Company’s preliminary prospectus supplement, dated September 20, 2021, relating to the initial offering and sale of the Mandatory Convertible Preferred Stock, as supplemented by the related pricing term sheet; or

(3)               make any other change to the Certificate of Incorporation, this Certificate of Designations or the certificates representing the Mandatory Convertible Preferred Stock that does not, individually or in the aggregate with all other such changes, materially and adversely affect the rights of any Holder (other than any Holders that have consented to such change).

(c)               Procedures for Voting and Consents.

(i)                 Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 8. Such rules and procedures may include fixing a record date to determine the Holders (and, if applicable, holders of Voting Parity Stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders (and, if applicable, holders of Voting Parity Stock), of Preferred Stock Directors for election. Without limiting the foregoing, the Persons calling any special meeting of stockholders pursuant to Section 8(a)(iii) will, at their election, be entitled to specify one or more Preferred Stock Director nominees in the notice referred to in such section, if such special meeting is scheduled to include the election of any Preferred Stock Director (including an election to fill any vacancy in the office of any Preferred Stock Director).

(ii)              Voting Power of the Mandatory Convertible Preferred Stock and Voting Parity Stock. Each share of Mandatory Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Mandatory Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock (except as provided in this Section 8 with respect to Voting Parity Stock). The respective voting powers of the Mandatory Convertible Preferred Stock and all classes or series of Voting Parity Stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for purposes of the preceding sentence, the liquidation amount of the Mandatory Convertible Preferred Stock or any such class or series of Voting Parity Stock will be the maximum amount payable in respect of the Mandatory Convertible Preferred Stock or such class or series, as applicable, assuming the Company is liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).

(iii)            Voting Standard for the Election of Preferred Stock Directors. At any meeting in which the Mandatory Convertible Preferred Stock (and, if applicable, any class or series of Voting Parity Stock) is entitled to elect any Preferred Stock Director (including to fill any vacancy in the office of any Preferred Stock Director), the presence, in person or by proxy, of Holders of Mandatory Convertible Preferred Stock (and, if applicable, holders of each such class or series) representing a majority of the outstanding voting power of the Mandatory Convertible Preferred Stock (and, if applicable, each such class or series) will constitute a quorum. The affirmative vote of a majority of the outstanding voting power of the Mandatory Convertible Preferred Stock (and, if applicable, each such class or series) cast at such a meeting at which a quorum is present will be sufficient to elect the Preferred Stock Director(s).

(iv)             Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 8(b) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Section 9.                Conversion.

(a)               Generally. The Mandatory Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Early Conversion.

(b)               Conversion Procedures.

(i)                 Mandatory Conversion. Mandatory Conversion will occur automatically, and without the need for any action on the part of the Holders, for all shares of Mandatory Convertible Preferred Stock that remain outstanding as of the Mandatory Conversion Date. The shares of Common Stock due upon Mandatory Conversion of any Mandatory Convertible Preferred Stock will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder of such Mandatory Convertible Preferred Stock as of the Close of Business on the Mandatory Conversion Date.

(ii)              Make-Whole Fundamental Change Conversions and Other Early Conversions.

(1)               Global Certificates. To convert a beneficial interest in a Global Certificate pursuant to an Early Conversion (including a Make-Whole Fundamental Change Conversion), the owner of such beneficial interest must (x) comply with the Depositary Procedures for converting such beneficial interest (at which time such Early Conversion will become irrevocable); and (y) if applicable, pay any documentary or other taxes pursuant to Section 10(d).

(2)               Physical Certificates. To convert any share of Mandatory Convertible Preferred Stock represented by a Physical Certificate pursuant to an Early Conversion (including a Make-Whole Fundamental Change Conversion), the Holder of such share must (w) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Certificate or a facsimile of such conversion notice; (x) deliver such Physical Certificate to the Conversion Agent (at which time such Early Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (z) if applicable, pay any documentary or other taxes as pursuant to Section 10(d).

(3)               Conversion Permitted only During Business Hours. Mandatory Convertible Preferred Stock may be surrendered for Early Conversion (including a Make-Whole Fundamental Change Conversion) only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii)            Treatment of Accumulated Dividends upon Conversion.

(1)               Adjustments for Accumulated Dividends. Except as provided in Sections 9(d)(ii), 9(e)(iii)(1) and 9(e)(iii)(2), the Applicable Conversion Rate will not be adjusted to account for any accumulated and unpaid dividends on any Mandatory Convertible Preferred Stock being converted.

(2)               Conversions Between a Regular Record Date and a Dividend Payment Date. If the Conversion Date of any share of Mandatory Convertible Preferred Stock to be converted is after a Regular Record Date for a declared dividend on the Mandatory Convertible Preferred Stock and on or before the next Dividend Payment Date, then such dividend will be paid pursuant to Section 5(c) notwithstanding such conversion.

(iv)             When Converting Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Mandatory Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(v)               Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Mandatory Convertible Preferred Stock that is not a whole number.

(c)               Settlement Upon Conversion.

(i)                 Generally. Subject to Section 9(c)(ii) and Section 12(b), the Company will pay or deliver, as applicable, the following consideration per share of Mandatory Convertible Preferred Stock to settle the conversion of any Mandatory Convertible Preferred Stock as to which a Conversion Date has occurred:

(1)               a number of shares of Common Stock equal to the Applicable Conversion Rate in effect immediately before the Close of Business on such Conversion Date;

(2)               in the case of a Mandatory Conversion, the cash amount, if any, due pursuant to Section 9(d)(ii)(2) in respect of any Unpaid Accumulated Dividend Amount on such share; and

(3)               in the case of a Make-Whole Fundamental Change Conversion, the cash amount, if any, due pursuant to Section 9(e)(iii)(2) in respect of any Unpaid Accumulated Dividend Amount or Future Dividend Present Value Amount on such share.

(ii)              Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 12(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Mandatory Convertible Preferred Stock, the Company will, to the extent it is legally able to do so, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)            Delivery of Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Mandatory Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(d)           Mandatory Conversion.

(i)                Generally. Unless previously converted or repurchased pursuant to a Redemption, each share of Mandatory Convertible Preferred Stock that is outstanding on the Mandatory Conversion Date will (without the need for any action on the part of the Holder thereof, the Company or any other Person) be deemed to be submitted for conversion (a “Mandatory Conversion”) with a Conversion Date occurring on the Mandatory Conversion Date.

(ii)              Calculation of the Applicable Conversion Rate; Unpaid Accumulated Dividend Amount. The Applicable Conversion Rate for the Mandatory Conversion of any share of Mandatory Convertible Preferred Stock is the Mandatory Conversion Rate; provided, however, that if, as of the Mandatory Conversion Date, an Unpaid Accumulated Dividend Amount exists for such share, then:

(1)               the Applicable Conversion Rate for such Mandatory Conversion will be increased by a number of shares (rounded to the nearest fourth (4th) decimal place) equal to (A) such Unpaid Accumulated Dividend Amount, divided by (B) the greater of (x) the Floor Price in effect on the Mandatory Conversion Date and (y) the Dividend Make-Whole Stock Price for such Mandatory Conversion; and

(2)               if such Unpaid Accumulated Dividend Amount exceeds the product of such Dividend Make-Whole Stock Price and such number of shares added to the Applicable Conversion Rate pursuant to clause (1) above, then the Company will, to the extent it is legally able to do so, declare and pay such excess amount in cash (as Conversion Consideration) to the Holder of such share of Mandatory Convertible Preferred Stock being converted (and, if the Company declares less than all of such excess for payment, then such payment will be made pro rata on all shares of Mandatory Convertible Preferred Stock to be converted pursuant to a Mandatory Conversion).

(e)            Early Conversion at the Option of the Holders.

(i)                Generally. Holders will have the right to convert all or any portion of their shares of Mandatory Convertible Preferred Stock at any time until the Close of Business on the Mandatory Conversion Date.

(ii)              Right to Convert Shares Called for Redemption. Notwithstanding anything to the contrary in this Certificate of Designations, shares of Mandatory Convertible Preferred Stock that are called for Redemption may not be submitted for conversion after the Close of Business on the Business Day immediately before the related Acquisition Non-Occurrence Redemption Date.

(iii)            Calculation of the Applicable Conversion Rate; Unpaid Accumulated Dividend Amount and Future Dividend Present Value Amount.

(1)               Early Conversions that Are Not Make-Whole Fundamental Change Conversions. The Applicable Conversion Rate for the Early Conversion (other than a Make-Whole Fundamental Change Conversion) of any share of Mandatory Convertible Preferred Stock is the Minimum Conversion Rate in effect on the Conversion Date for such Early Conversion; provided, however, that if, as of such Conversion Date, an Unpaid Accumulated Dividend Amount exists for such share, then:

(A)            the Applicable Conversion Rate for such Early Conversion will be increased by a number of shares (rounded to the nearest fourth (4th) decimal place) equal to (I) such Unpaid Accumulated Dividend Amount, divided by (II) the greater of (x) the Floor Price in effect on such Conversion Date and (y) the Dividend Make-Whole Stock Price for such Early Conversion; and

(B)              if such Unpaid Accumulated Dividend Amount exceeds the product of such Dividend Make-Whole Stock Price and such number of shares added to the Applicable Conversion Rate pursuant to clause (A) above, then the Company will have no obligation to pay such excess in cash or any other consideration.

(2)               Make-Whole Fundamental Change Conversions. If a Make-Whole Fundamental Change occurs and the Conversion Date for the Early Conversion of any share of Mandatory Convertible Preferred Stock occurs during the Make-Whole Fundamental Change Conversion Period for such Make-Whole Fundamental Change (such an Early Conversion, a “Make-Whole Fundamental Change Conversion”), then the Applicable Conversion Rate for such Make-Whole Fundamental Change Conversion is the Make-Whole Fundamental Change Conversion Rate in effect on such Conversion Date; provided, however, that if, as of the effective date of such Make-Whole Fundamental Change, an Unpaid Accumulated Dividend Amount or a Future Dividend Present Value Amount exists for such share, then the Company will, to the extent it is legally able to do so, declare and pay such existing Unpaid Accumulated Dividend Amount, if any, and such existing Future Dividend Present Value Amount, if any, in cash (as Conversion Consideration) to the Holder of such share of Mandatory Convertible Preferred Stock being converted, unless, in each case, the Company has elected (in accordance with Section 9(e)(iv)(2)) to pay all or any portion of such Unpaid Accumulated Dividend Amount or Future Dividend Present Value Amount in shares of Common Stock, in which case:

(A)             the Applicable Conversion Rate for such Make-Whole Fundamental Change Conversion will be increased by a number of shares (rounded to the nearest fourth (4th) decimal place) equal to (I) the dollar amount of such Unpaid Accumulated Dividend Amount or Future Dividend Present Value Amount, as applicable, to be paid in shares of Common Stock, divided by (II) the greater of (x) the Floor Price in effect on such Conversion Date; and (y) the Dividend Make-Whole Stock Price for such Make-Whole Fundamental Change Conversion; and

(B)              if such dollar amount of such Unpaid Accumulated Dividend Amount or Future Dividend Present Value Amount, as applicable, to be paid in shares of Common Stock exceeds the product of such Dividend Make-Whole Stock Price and such number of shares added to the Applicable Conversion Rate in respect thereof pursuant to clause (A) above, then the Company will, to the extent it is legally able to do so, declare and pay such excess amount in cash (as Conversion Consideration) to the Holder of such share of Mandatory Convertible Preferred Stock being converted (and, if the Company declares less than all of such excess for payment, then such payment will be made pro rata on all shares of Mandatory Convertible Preferred Stock to be converted with a Conversion Date occurring during such Make-Whole Fundamental Change Conversion Period).

(iv)             Certain Provisions Applicable to Make-Whole Fundamental Change Conversions.

(1)               Calculation of Make-Whole Fundamental Change Conversion Rate.

(A)             Generally. Subject to Section 9(e)(iv)(1)(B), the “Make-Whole Fundamental Change Conversion Rate” for a Make-Whole Fundamental Change means the conversion rate set forth in the table below corresponding (after interpolation as provided in, and subject to, the immediately following paragraph) to the effective date and the Make-Whole Fundamental Change Stock Price of such Make-Whole Fundamental Change:

	Make-Whole Fundamental Change Stock Price
Effective Date	$145.00	$155.00	$165.00	$175.00	$185.00	$195.00	$205.00	$226.63	$250.00	$275.00	$300.00	$350.00
September 24, 2021	0.4940	0.4887	0.4837	0.4790	0.4747	0.4707	0.4671	0.4604	0.4548	0.4503	0.4469	0.4427
October 15, 2022	0.5050	0.4989	0.4929	0.4871	0.4817	0.4766	0.4720	0.4635	0.4565	0.4510	0.4471	0.4427
October 15, 2023	0.5206	0.5139	0.5067	0.4992	0.4917	0.4845	0.4778	0.4656	0.4560	0.4492	0.4452	0.4416
October 15, 2024	0.5405	0.5405	0.5405	0.5405	0.5405	0.5128	0.4878	0.4413	0.4413	0.4413	0.4413	0.4413

If such effective date or Make-Whole Fundamental Change Stock Price is not set forth in the table above, then:

(I)                if such Make-Whole Fundamental Change Stock Price is between two prices in the table above or the effective date is between two dates in the table above, then the Make-Whole Fundamental Change Conversion Rate will be determined by a straight-line interpolation between the Make-Whole Fundamental Change Conversion Rates set forth for the higher and lower prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable;

(II)              if the Make-Whole Fundamental Change Stock Price is greater than $350.00 (subject to adjustment in the same manner as the Make-Whole Fundamental Change Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 9(e)(iv)(1)(B)) per share, then the Make-Whole Fundamental Change Conversion Rate will be the Minimum Conversion Rate in effect on the relevant Conversion Date; and

(III)           if the Make-Whole Fundamental Change Stock Price is less than $145.00 (subject to adjustment in the same manner as the Make-Whole Fundamental Change Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 9(e)(iv)(1)(B)) per share, then the Make-Whole Fundamental Change Conversion Rate will be the Maximum Conversion Rate in effect on the relevant Conversion Date.

(B)              Adjustment of Make-Whole Fundamental Change Stock Prices and Make-Whole Fundamental Change Conversion Rates. Whenever the Minimum Conversion Rate is adjusted pursuant to Section 9(f)(i), each Make-Whole Fundamental Change Stock Price in the first row (i.e., the column headers) of the table in Section 9(e)(iv)(1)(A) will be automatically adjusted at the same time by multiplying such Make-Whole Fundamental Change Stock Price by a fraction whose numerator is the Minimum Conversion Rate immediately before such adjustment and whose denominator is the Minimum Conversion Rate immediately after such adjustment. The Make-Whole Fundamental Change Conversion Rates in the table in Section 9(e)(iv)(1)(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Boundary Conversion Rates are adjusted pursuant to Section 9(f)(i), subject to Section 9(f)(vii).

(2)               Election to Pay All or any Portion of an Unpaid Accumulated Dividend Amount or Future Dividend Present Value Amount in Shares of Common Stock. Each of the Unpaid Accumulated Dividend Amount and the Future Dividend Present Value Amount payable pursuant to Section 9(e)(iii)(2) will be paid in cash, to the extent the Company is legally able to do so, unless the Company elects, in accordance with the next sentence, to pay all or any portion thereof in shares of Common Stock. To make such an election, the related Make-Whole Fundamental Change Notice must be sent no later than the effective date of the Make-Whole Fundamental Change and must state such election and specify the respective dollar amounts of the Unpaid Accumulated Dividend Amount or Future Dividend Present Value Amount, as applicable, per share of Mandatory Convertible Preferred Stock that will be paid in cash and in shares of Common Stock. Any such election made in such Make-Whole Fundamental Change Notice, once sent, will be irrevocable and will apply to all conversions of the Mandatory Convertible Preferred Stock with a Conversion Date occurring during the related Make-Whole Fundamental Change Conversion Period. Notwithstanding anything to the contrary in this Section 9(e)(iv)(2), to the extent that the Company is not legally able to pay any portion of the Unpaid Accumulated Dividend Amount or the Future Dividend Present Value Amount in cash, the Company will elect to pay the same in shares of Common Stock.

(3)               Make-Whole Fundamental Change Notice. No later than the Business Day after the effective date of any Make-Whole Fundamental Change, the Company will send notice to the Holders of such Make-Whole Fundamental Change (a “Make-Whole Fundamental Change Notice”). Such Make-Whole Fundamental Change Notice must state:

(A)             that a Make-Whole Fundamental Change has occurred, briefly stating the events causing such Make-Whole Fundamental Change;

(B)              the effective date of such Make-Whole Fundamental Change;

(C)              a brief description of the Holders’ right to convert their shares of Mandatory Convertible Preferred Stock at the Make-Whole Fundamental Change Conversion Rate and, if applicable, to receive the Unpaid Accumulated Dividend Amount and the Future Dividend Present Value Amount;

(D)             the Make-Whole Fundamental Change Conversion Period;

(E)              the Make-Whole Fundamental Change Conversion Rate; and

(F)              the Unpaid Accumulated Dividend Amount and Future Dividend Present Value Amount per share of Mandatory Convertible Preferred Stock, including the dollar amounts thereof that the Company has elected to pay in cash or in shares of Common Stock;

(G)             the Applicable Conversion Rate;

(H)             the name and address of the Transfer Agent and the Conversion Agent; and

(I)                the CUSIP and ISIN numbers, if any, of the Mandatory Convertible Preferred Stock.

If the Company does not send such Make-Whole Fundamental Change Notice by the Business Day after such effective date, then the last day of the related Make-Whole Fundamental Change Conversion Period will be extended by the number of days from, and including, the Business Day after such effective date to, but excluding, the date the Company sends such Make-Whole Fundamental Change Notice. Subject to the preceding sentence, neither the failure to deliver a Make-Whole Fundamental Change Notice nor any defect in a Make-Whole Fundamental Change Notice will limit the right of any Holder to effect a Make-Whole Fundamental Change Conversion of its Mandatory Convertible Preferred Stock or otherwise affect the validity of any proceedings relating to any such conversion.

(f)            Boundary Conversion Rate Adjustments.

(i)               Events Requiring an Adjustment to the Boundary Conversion Rates. Each Boundary Conversion Rate will be adjusted from time to time as follows:

(1)               Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 9(h) will apply), then each Boundary Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	such Boundary Conversion Rate in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	such Boundary Conversion Rate in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 9(f)(i)(1) is declared or announced, but not so paid or made, then each Boundary Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the applicable Boundary Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)               Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 9(f)(i)(3)(A) and Section 9(f)(v) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the Record Date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then each Boundary Conversion Rate will be increased based on the following formula:

where:

CR0	=	such Boundary Conversion Rate in effect immediately before the Close of Business on such Record Date;

CR1	=	such Boundary Conversion Rate in effect immediately after the Close of Business on such Record Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, each Boundary Conversion Rate will be readjusted to the applicable Boundary Conversion Rate that would then be in effect had the increase to such Boundary Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), each Boundary Conversion Rate will be readjusted to the applicable Boundary Conversion Rate that would then be in effect had the increase to such Boundary Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 9(f)(i)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(3)               Spin-Offs and Other Distributed Property.

(A)             Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(I)              dividends, distributions, rights, options or warrants for which an adjustment to the Boundary Conversion Rates is required (or would be required without regard to Section 9(f)(iii)) pursuant to Section 9(f)(i)(1) or 9(f)(i)(2);

(II)            dividends or distributions paid exclusively in cash for which an adjustment to the Boundary Conversion Rates is required (or would be required without regard to Section 9(f)(iii)) pursuant to Section 9(f)(i)(4);

(III)           rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 9(f)(v);

(IV)          Spin-Offs for which an adjustment to the Boundary Conversion Rates is required (or would be required without regard to Section 9(f)(iii)) pursuant to Section 9(f)(i)(3)(B);

(V)             a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 9(f)(i)(5) will apply; and

(VI)          a distribution solely pursuant to a Common Stock Change Event, as to which Section 9(h) will apply,

then each Boundary Conversion Rate will be increased based on the following formula:

where:

CR0	=	such Boundary Conversion Rate in effect immediately before the Close of Business on the Record Date for such distribution;

CR1	=	such Boundary Conversion Rate in effect immediately after the Close of Business on such Record Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors), as of such Record Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to each Boundary Conversion Rate, each Holder will receive, for each share of Mandatory Convertible Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the Maximum Conversion Rate in effect on such Record Date.

To the extent such distribution is not so paid or made, each Boundary Conversion Rate will be readjusted to the applicable Boundary Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(B)              Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 9(h) will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 9(f)(i)(5) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then each Boundary Conversion Rate will be increased based on the following formula:

where:

CR0	=	such Boundary Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1	=	such Boundary Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of “Last Reported Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 9(f)(i)(3)(B), if the Conversion Date for any share of Mandatory Convertible Preferred Stock to be converted occurs during the Spin-Off Valuation Period, then, solely for purposes of determining the consideration due in respect of such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type described in Section 9(f)(i)(3)(B) is declared but not made or paid, each Boundary Conversion Rate will be readjusted to the applicable Boundary Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)               Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then each Boundary Conversion Rate will be increased based on the following formula:

where:

CR0	=	such Boundary Conversion Rate in effect immediately before the Close of Business on the Record Date for such dividend or distribution;

CR1	=	such Boundary Conversion Rate in effect immediately after the Close of Business on such Record Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before the Ex-Dividend Date for such dividend or distribution; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Boundary Conversion Rates, each Holder will receive, for each share of Mandatory Convertible Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received in such dividend or distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the Maximum Conversion Rate in effect on such Record Date. To the extent such dividend or distribution is declared but not made or paid, each Boundary Conversion Rate will be readjusted to the applicable Boundary Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)               Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then each Boundary Conversion Rate will be increased based on the following formula:

where:

CR0	=	such Boundary Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1	=	such Boundary Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC	=	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that such Boundary Conversion Rate will in no event be adjusted down pursuant to this Section 9(f)(i)(5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 9(f)(i)(5), if the Conversion Date for any share of Mandatory Convertible Preferred Stock to be converted occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, each Boundary Conversion Rate will be readjusted to the applicable Boundary Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(ii)              No Adjustments in Certain Cases.

(1)               Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 9(f)(i), the Company is not required to adjust the Boundary Conversion Rates for a transaction or other event otherwise requiring an adjustment pursuant to Section 9(f)(i) (other than a stock split or combination of the type set forth in Section 9(f)(i)(1) or a tender or exchange offer of the type set forth in Section 9(f)(i)(5)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of the Mandatory Convertible Preferred Stock, in such transaction or event without having to convert such Holder’s Mandatory Convertible Preferred Stock and as if such Holder held a number of shares of Common Stock equal to the product of (A) the Maximum Conversion Rate in effect on the related Record Date; and (B) the total number of shares of Mandatory Convertible Preferred Stock held by such Holder on such Record Date.

(2)               Certain Events. The Company will not be required to adjust the Boundary Conversion Rates except pursuant to Section 9(f)(i) (it being understood that adjustments to the Applicable Conversion Rate may be made pursuant to Section 9(d)(ii)(1), Section 9(e)(iii)(1) or Section 9(e)(iii)(2) and adjustments to the Make-Whole Fundamental Change Conversion Rates may be made pursuant to Section 9(e)(iv)(1)(B)). Without limiting the foregoing, the Company will not be required to adjust the Boundary Conversion Rates on account of:

(A)             except as otherwise provided in Section 9(f)(i), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Maximum Conversion Price or the Minimum Conversion Price;

(B)            the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(C)              the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(D)           the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date; or

(E)              solely a change in the par value of the Common Stock.

(iii)            Adjustment Deferral. If an adjustment to the Boundary Conversion Rates otherwise required by this Certificate of Designations would result in a change of less than one percent (1%) to the Boundary Conversion Rates, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least one percent (1%) to the Boundary Conversion Rates; (2) the Conversion Date of any share of Mandatory Convertible Preferred Stock; (3) the date a Make-Whole Fundamental Change occurs; (4) the date the Company calls the Mandatory Convertible Preferred Stock for Redemption; and (5) the first VWAP Trading Day of the Mandatory Conversion Observation Period.

(iv)             Special Provisions for Adjustments that Are Not Yet Effective. Notwithstanding anything to the contrary in this Certificate of Designations, if:

(1)               any share of Mandatory Convertible Preferred Stock is to be converted;

(2)             the Record Date, effective date or Expiration Time for any event that requires an adjustment to the Boundary Conversion Rates pursuant to Section 9(f)(i) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Boundary Conversion Rates for such event has not yet become effective as of such Conversion Date;

(3)               the consideration due upon such conversion includes any whole shares of Common Stock; and

(4)             such shares are not entitled to participate in such event (because they were not held on the related Record Date or otherwise),

then, solely for purposes of determining the kind and amount of consideration due upon such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date the Company is otherwise required to deliver the consideration due upon such Conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such Conversion until the second (2nd) Business Day after such first date.

(v)               Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Mandatory Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Mandatory Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Boundary Conversion Rates will be adjusted pursuant to Section 9(f)(i)(3)(A) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section 9(f)(i)(3)(A) to all holders of Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 9(f)(i)(3)(A).

(vi)             Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 9(f)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(vii)          Calculations. All calculations with respect to the Boundary Conversion Rates and the Make-Whole Fundamental Change Conversion Rates and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(viii)         Adjustment to the Boundary Conversion Prices. For the avoidance of doubt, at the time any adjustment to the Boundary Conversion Rates pursuant to Section 9(f)(i) becomes effective, each of the Maximum Conversion Price and the Minimum Conversion Price will automatically adjust in accordance with the definition of such term.

(ix)             Notice of Boundary Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Boundary Conversion Rates pursuant to Section 9(f)(i), the Company will promptly send notice to the Holders containing: (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Boundary Conversion Rates and Boundary Conversion Prices in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g)               Voluntary Conversion Rate Increases.

(i)                 Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase each Boundary Conversion Rate (with a corresponding decrease to the Boundary Conversion Prices pursuant to the definitions of such terms) by any amount if: (1) the Board of Directors determines that such increase is in the Company’s best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such increase is in effect for a period of at least twenty (20) Business Days; (3) such increase is irrevocable during such period; and (4) during such period, each Boundary Conversion Rate is increased by multiplying it by the same percentage factor.

(ii)              Notice of Voluntary Increase. If the Board of Directors determines to increase the Boundary Conversion Rates pursuant to Section 9(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 9(g)(i), the Company will send notice to each Holder, the Transfer Agent and the Conversion Agent of such increase to the Boundary Conversion Rates and corresponding decrease to the Boundary Conversion Prices, the amounts thereof and the period during which such increase and decrease will be in effect.

(h)               Effect of Common Stock Change Event.

(i)                Generally. If there occurs any:

(1)             recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2)               consolidation or merger of the Company with or into another Person;

(3)               sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)             statutory exchange of our securities with another Person (other than in connection with a consolidation or merger referred to in the preceding paragraph (2)),

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A)       from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of, or as payment for dividends on (including for purposes of determining whether a Dividend Non-Payment Event has occurred), or the Redemption Price for, any Mandatory Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 9 or in Section 7, Section 5 and Section 10, as applicable, or in any related definitions, were instead a reference to the same number of Reference Property Units; and (II) for purposes of the definition of “Make-Whole Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property;

(B)       for purposes of determining the kind and amount of consideration due upon conversion or redemption of, or as payment for dividends on, the Mandatory Convertible Preferred Stock, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as reasonably practicable after such determination is made.

(ii)              Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 9(h).

(iii)            Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to: (1) provide for subsequent adjustments to the Boundary Conversion Rates pursuant to Section 9(f)(i) (and other related terms of the Mandatory Convertible Preferred Stock, including the Boundary Conversion Prices and the Floor Price) in a manner consistent with this Section 9(h); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 9(h)(i). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders. For the avoidance of doubt, each supplemental instrument, if any, entered into solely to give effect to this Section 9(h) will be permitted pursuant to Section 8(b)(i)(IV) without any vote or consent of any of the preferred stockholders.

(iv)             Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders no later than the effective date of the Common Stock Change Event.

Section 10.            Certain Provisions Relating to the Issuance of Common Stock.

(a)               Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices or Daily VWAPs, or any function thereof, over a period of multiple days (including to calculate the Mandatory Conversion Stock Price, the Make-Whole Fundamental Change Stock Price, the Dividend Make-Whole Stock Price, the Dividend Stock Price, the Redemption Stock Price, the Redemption Average VWAP or an adjustment to the Boundary Conversion Rates), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Boundary Conversion Rates pursuant to Section 9(f)(i) that becomes effective, or any event requiring such an adjustment to the Boundary Conversion Rates where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b)               Reservation of Shares of Common Stock. The Company will reserve, out of its authorized, unreserved and not outstanding shares of Common Stock, for delivery upon conversion of the Mandatory Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion of all shares of Mandatory Convertible Preferred Stock then outstanding, if any, at the Maximum Conversion Rate then in effect. To the extent the Company delivers shares of Common Stock held in the Company’s treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Common Stock, each reference in this Certificate of Designations to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery of treasury shares.

(c)               Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of, or as payment for all or any portion of any declared dividends on, or the Redemption Price for, the Mandatory Convertible Preferred Stock of any Holder will be a newly issued share or a treasury share and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim upon issuance or delivery (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use its commercially reasonable efforts to cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system. In addition, if such Mandatory Convertible Preferred Stock is then represented by a Global Certificate, then each such share of Common Stock will be so delivered through the facilities of the applicable Depositary and (except to the extent contemplated by Section 5(b)(iii)(5)) identified by an “unrestricted” CUSIP number (and, if applicable, ISIN number).

(d)               Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of, or as payment for all or any portion of any declared dividends on, or the Redemption Price for, the Mandatory Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

Section 11.            No Preemptive Rights. Without limiting the rights of Preferred Stockholders set forth in this Certificate of Designations (including in connection with the issuance of Common Stock or Reference Property upon conversion of, or as payment for dividends on or the Redemption Price for, the Mandatory Convertible Preferred Stock), the Mandatory Convertible Preferred Stock will not have any preemptive rights to subscribe for or purchase any of the Company’s securities.

Section 12.            Calculations.

(a)               Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Mandatory Convertible Preferred Stock, including determinations of the Boundary Conversion Prices, the Boundary Conversion Rates, the Daily VWAPs, the Floor Price, the Last Reported Sale Prices and accumulated dividends on the Mandatory Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)               Calculations Aggregated for Each Holder. The composition of the consideration due upon conversion of, or as payment for any declared dividends on, or the Redemption Price for, the Mandatory Convertible Preferred Stock of any Holder will (in the case of a Global Certificate, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total number of shares of Mandatory Convertible Preferred Stock of such Holder being converted with the same Conversion Date, or held by such Holder at the Close of Business on the related Regular Record Date, or being redeemed, respectively. Any cash amounts due to such Holder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

Section 13.            No Sinking Fund Obligations. The Mandatory Convertible Preferred Stock will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Mandatory Convertible Preferred Stock, except to the extent provided in Section 7 or Section 9.

Section 14.          Notices. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register; provided, however, that, in the case of Mandatory Convertible Preferred Stock represented by one or more Global Certificates, the Company is permitted to send notices or communications to Holders pursuant to the Depositary Procedures, and notices and communications that the Company sends in this manner will be deemed to have been properly sent to such Holders in writing when sent to the Depositary in accordance with the Depositary Procedures.

Section 15.            Legally Available Funds. Without limiting the rights of the Preferred Stockholders (including pursuant to Section 6 and Section 8(a)), if the Company does not have sufficient funds legally available to fully pay any cash amount otherwise due on the Mandatory Convertible Preferred Stock, then the Company will pay the deficiency promptly after funds thereafter become legally available therefor (and, if applicable in connection with the Company’s liquidation, dissolution or winding up, after satisfaction of the Company’s liabilities to its creditors and holders of shares of any class or series of Dividend Senior Stock or Liquidation Senior Stock).

Section 16.            No Other Rights. The Mandatory Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

       IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

RBC Bearings Incorporated

By:	/s/ John J. Feeney

Name:John J. Feeney
Title: Vice President, General Counsel and Secretary

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF MANDATORY CONVERTIBLE PREFERRED STOCK

[Insert Global Certificate Legend, if applicable]

RBC BEARINGS INCORPORATED

5.00% Series A Mandatory Convertible Preferred Stock

CUSIP No.:	Certificate No.	[___]
ISIN No.:

RBC Bearings Incorporated, a Delaware corporation (the “Company”), certifies that [Cede & Co.] is the registered owner of [___]1[the number of shares set forth in the attached Schedule of Exchanges of Interests in the Global Certificate]2 of the Company’s 5.00% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Mandatory Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Mandatory Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

[1]	Insert number of shares for Physical Certificate only.
[2]	Insert bracketed language for Global Certificate only.

IN WITNESS WHEREOF, RBC Bearings Incorporated has caused this instrument to be duly executed as of the date set forth below.

RBC Bearings Incorporated

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

Computershare Trust Company, N.A., as Transfer Agent, certifies that this Certificate represents shares of Mandatory Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:	By:
Authorized Signatory

RBC BEARINGS INCORPORATED

5.00% Series A Mandatory Convertible Preferred Stock

This Certificate represents duly authorized, issued and outstanding shares of Mandatory Convertible Preferred Stock. Certain terms of the Mandatory Convertible Preferred Stock are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control.

1.              Method of Payment. Cash amounts due on the Mandatory Convertible Preferred Stock represented by this Certificate will be paid in the manner set forth in Section 3(e) of the Certificate of Designations.

2.              Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Mandatory Convertible Preferred Stock represented by this Certificate for all purposes, subject to Section 3(l) of the Certificate of Designations.

3.              Denominations; Transfers and Exchanges. All shares of Mandatory Convertible Preferred Stock will be in registered form and in denominations equal to any whole number of shares. Subject to the terms of the Certificate of Designations, the Holder of the Mandatory Convertible Preferred Stock represented by this Certificate may transfer or exchange such Mandatory Convertible Preferred Stock by presenting this Certificate to the Registrar and delivering any required documentation or other materials.

4.              Dividends. Dividends on the Mandatory Convertible Preferred Stock will accumulate and will be paid in the manner, and subject to the terms, set forth in Section 5 of the Certificate of Designations.

5.              Liquidation Preference. The Liquidation Preference per share of Mandatory Convertible Preferred Stock is one hundred dollars ($100). The rights of Holders upon the Company’s liquidation, dissolution or winding up are set forth in Section 6 of the Certificate of Designations.

6.              Right of the Company to Redeem the Mandatory Convertible Preferred Stock. The Company will have the right to redeem the Mandatory Convertible Preferred Stock in the manner, and subject to the terms, set forth in Section 7 of the Certificate of Designations.

7.              Voting Rights. Holders of the Mandatory Convertible Preferred Stock have the voting rights set forth in Section 8 of the Certificate of Designations.

8.              Conversion. The Mandatory Convertible Preferred Stock will be convertible into Conversion Consideration in the manner, and subject to the terms, set forth in Section 9 of the Certificate of Designations.

9.              Countersignature. The Mandatory Convertible Preferred Stock represented by this Certificate will not be valid until this Certificate is countersigned by the Transfer Agent.

10.            Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:

RBC Bearings Incorporated

One Tribology Center
102 Willenbrock Road

Oxford, CT 06478

Attention: Chief Financial Officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL CERTIFICATE*

INITIAL NUMBER OF SHARES REPRESENTED BY THIS GLOBAL CERTIFICATE:

[___]

The following exchanges, transfers or cancellations of this Global Certificate have been made:

Date	Amount of Increase (Decrease) in Number of Shares Represented by this Global Certificate	Number of Shares Represented by this Global Certificate After Such Increase (Decrease)	Signature of Authorized Signatory of Transfer Agent

*	Insert for Global Certificate only.

CONVERSION NOTICE

RBC Bearings Incorporated

5.00% Series A Mandatory Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Conversion Notice, the undersigned Holder of the Mandatory Convertible Preferred Stock identified below directs the Company to convert (check one):

☐	all of the shares of Mandatory Convertible Preferred Stock

☐	[1] shares of Mandatory Convertible Preferred Stock

identified by CUSIP No.                       and Certificate No.                       .

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[1]	Must be a whole number.

ASSIGNMENT FORM

RBC Bearings Incorporated

5.00% Series A Mandatory Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, the undersigned Holder of the Mandatory Convertible Preferred Stock identified below assigns (check one):

☐	all of the shares of Mandatory Convertible Preferred Stock

☐	[1] shares of Mandatory Convertible Preferred Stock

identified by CUSIP No.                       and Certificate No.                      , and all rights thereunder, to:

Name:

Address:

Social security or tax id. #:

and irrevocably appoints:

as agent to transfer such Mandatory Convertible Preferred Stock on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[1]	Must be a whole number.

EXHIBIT B

FORM OF GLOBAL CERTIFICATE LEGEND

THIS IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE CERTIFICATE OF DESIGNATIONS HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRANSFER AGENT AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THE MANDATORY CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE FOR ALL PURPOSES.

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THE MANDATORY CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THE MANDATORY CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3(h) OF THE CERTIFICATE OF DESIGNATIONS HEREINAFTER REFERRED TO.

B-1